                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

         [ X ]   Preliminary Proxy Statement
         [   ]   Definitive Proxy Statement
         [   ]   Definitive Additional Materials
         [   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or
                 ss.240.14a-12

                                   ACTV, INC.
      --------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [ X ] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l) or 14a-6(i)(2).

         [   ]  $500 per each party to the controversy  pursuant to Exchange Act
                Rule 14a- 6(i)(3).

         [   ]  Fee computed on table below per  Exchange Act Rules  14a-6(i)(4)
                and 0-11.

                (1) Title of each class of securities to which transaction applies: __________________________________________________

                (2) Aggregate number of securities to which transaction applies:

                    ------------------------------------------------------------

                (3) Per  unit  price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11:__________(A)

                (4) Proposed maximum  aggregate value of transaction:__________

                (5) Total fee paid:_____________________________________________

         [   ]  Fee paid previously with preliminary materials.

         [   ]  Check  box if any of the  fee  is  offset  as  provided  by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                (1) Amount Previously Paid:_____________________________________
                (2) Form, Schedule or Registration Statement No.:_______________
                (3) Filing Party:_______________________________________________
                (4) Date Filed:_________________________________________________

                                   ACTV, INC.
                           1270 Avenue of the Americas
                            New York, New York 10020

                                   -----------

                  NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 1996
                                   -----------

TO THE STOCKHOLDERS OF ACTV, INC.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Meeting") of ACTV, Inc. (the "Company") will be held at ACTV, Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 on June 20, 1996, at 9:30 a.m., local time for the following purposes:

     1. To approve an amendment to the Company's By-Laws to provide for the election of directors to staggered terms;

     2. To elect six directors to hold office for initial terms of one, two or three years, or in the event the proposed amendment to the Company's By-Laws authorizing a staggered Board of Directors is not approved, then for a term of one year;

     3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.10 par value per share, from 17,000,000 to 35,000,000;

     4. To approve the adoption of the Company's 1996 Stock Appreciation Rights Plan;

     5. To approve the adoption of the Company's 1996 Stock Option Plan;

     6. To ratify the appointment of Deloitte & Touche LLP, as the Company's independent certified public accountants for the ensuing year; and

     7. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 29, 1996 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

     In order to ensure the presence of a quorum at the Meeting, it is important that Stockholders representing a majority of the voting power of all stock outstanding be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and promptly return the enclosed proxy card in the enclosed self-addressed, postage-paid envelope. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

Dated:  May ____, 1996                 By Order of the Board of Directors


                                       William C. Samuels
                                       Chairman and Chief Executive
                                       Officer

                                   ACTV, INC.
                           1270 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------

                       1996 ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held at 9:30 a.m., at ACTV, Inc.,
        1270 Avenue of the Americas, Suite 2401, New York, New York 10020
                                on June 20, 1996


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACTV, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:30 a.m. at ACTV, Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 on June 20, 1996, and at any adjournments thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This Proxy Statement, the accompanying Notice of Meeting and form of proxy have been first sent to the stockholders on or about May , 1996.

     All properly executed, unrevoked proxies on the enclosed form, if returned prior to the Meeting, will be voted in the manner specified by the Stockholder. If no specific instruction is given, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations.


                             OWNERSHIP OF SECURITIES

     Only stockholders of record at the close of business on April 29, 1996, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of April 29, 1996, the record date fixed for the determination of Stockholders entitled to vote at the Meeting, there were issued and outstanding 11,891,105 shares of common stock, $.10 par value per share (the "Common Stock").

     Each outstanding share is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting.

     The following table sets forth certain information as of April 29, 1996 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each director of the Company and all officers and directors as a group. The table does not include stock appreciation rights ("SARs"), nor does it include options that have not yet vested or are not exercisable within 60 days of the date hereof:


Name and Address                                   Number of                     Percent
of Beneficial Owner                                 Shares                      of Class
- -------------------                                 ------                      --------
William C. Samuels (1)                               3,321,917                    26.74%
c/o ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

David Reese  (2)                                       105,000                     *
c/o ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

Bruce Crowley (3)                                       66,000                     *
c/o ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

Richard Hyman (4)                                       25,000                     *
c/o Triquest Financial Services, Corp.
505 Park Avenue
New York, NY 10022

Howard Squadron (5)                                     65,267                     *
c/o Squadron, Ellenoff, Plesent,
Sheinfeld & Sorkin
551 Fifth Avenue
New York, NY 10176

The Washington Post Company (6)                      2,341,334                    19.69%
1150 15th Street, N.W.
Washington, D.C. 20071

William A. Frank                                             0                     *
c/o The Greenwich Group
1177 High Ridge Road
Stamford, CT 06905

All Directors and Officers                           3,645,163                    28.7%
as a Group (6 persons)
(1)(2)(3)(4)(5)(6)(7)


- ----------
*        Indicates less than 1% of shares of Common Stock outstanding.

(1) Includes (a) 240,950 shares of Common Stock owned by Mr. Samuels, (b) 533,035 shares of Common Stock issuable to Mr. Samuels upon the exercise of stock options, and (c) 2,341,334 shares of Common Stock owned by The Washington Post Company (the "Post Company") and 206,598 shares owned by Dr. Michael J. Freeman, respectively, which are subject to voting agreements with Mr. Samuels.

(2) Consists of 105,000 shares of Common Stock issuable to Mr. Reese upon the exercise of stock options.

(3) Consists of 66,000 shares of Common Stock issuable to Mr. Crowley upon the exercise of stock options.

(4)      Consists of 25,000 shares issuable upon the exercise of stock options.

(5) Includes 50,000 shares issuable upon the exercise of stock options. Mr. Squadron served as a Director of the Company since January 1995, however, he has announced his intention to resign as a Director and will not stand for reelection at the 1996 Annual Meeting of Stockholders.

(6) All of the Post Company's shares are subject to a voting agreement with Mr. Samuels. Does not include shares issuable upon the exercise of the right of the Post Company to purchase from the Company, at a fair market exercise price to be determined, the number of shares of Common Stock necessary (currently 7,598,224 shares) to bring the Post Company's percentage ownership of the total then outstanding shares to 51%. See "Certain Relationships and Related Transactions." At present, the Company does not have enough shares authorized to accommodate the Post Company should it choose to exercise such right. Therefore, the Board of Directors has proposed an amendment to the Restated Certificate of Incorporation which would increase the authorized number of shares of Common Stock, and enable the Company to fulfill its obligations should the Post Company exercise such right. See "Proposal No. 2."

(7) Includes 835,035 shares issuable upon the exercise of options that have vested or vest within 60 days of the date of this Proxy Statement.

                                 PROPOSAL NO. 1

                        AMENDMENT OF BY-LAWS TO AUTHORIZE
                    STAGGERED TERMS FOR ELECTION OF DIRECTORS

     The Board of Directors of the Company has adopted resolutions proposing an amendment to the Company's By-Laws under which the Board of Directors will be divided into three classes, as provided under Section 141 of the General Corporation Law of Delaware (the "GCL"). Initially Class III directors (William
C. Samuels and William A. Frank) would be elected for a three-year term, Class II directors (David Reese and Steven W. Schuster) would be elected for a two-year term, and Class I directors (Bruce Crowley and Richard Hyman) would be elected for a one-year term; thereafter, successors to directors whose terms expire will be elected for three-year terms. A copy of the proposed amendment to the Company's By-Laws is attached hereto as Appendix I.

     Section 141 of the GCL allows a corporation to amend its By-Laws to provide for the election of directors to staggered terms. Under this statute, the board may be divided into one, two or three classes of directors who may then be elected to initial terms of one, two and three-year terms if there are three classes. Thereafter, and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. The Company's Board of Directors has proposed an amendment to its By-Laws under which there would be three classes of directors who would be initially elected to one, two and three-year terms, respectively, and thereafter to three-year terms. The Board of Directors has designated which of its current members are to be assigned to each of the three classes of directors, if the amendment is approved. If the number of directors is changed in the future, any increase or decrease must be apportioned among the classes so the number of directors in each class is as nearly equal as possible. Any additional director of any class elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no event may a decrease in the number of directors shorten the terms of any incumbent director. Each elected or appointed director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and qualified.

     The Company believes that the proposed amendment to establish staggered terms for the election of directions will provide additional continuity to its management by having persons serve on its Board of Directors for a longer period of time, without standing for reelection. The Board of Directors intends to expand the number of positions on the Board as it identifies qualified persons who are willing to serve as directors of the Company. The Company believes that three-year terms for its directors will be more attractive to a potential director candidate and thus will make available to the Company more candidates.

     While the Company believes the proposed amendment to its By-Laws is warranted because of the factors discussed above, the amendment will also make it more difficult to change control of the Company. If there were an attempt by the stockholders to change control of the Company by removing and replacing all or a majority of the Board of Directors it will be more difficult if there are staggered terms for the election of directors. Since not all directors will stand for election at a single stockholders' meeting, as is the case now, the stockholders desiring to change control would have to vote at multiple meetings in order to do so. It would require at least two annual meetings to remove and replace a majority of the directors of the Company and stockholders would have to vote at multiple meetings in order to do so, and it would require three annual meetings to remove and replace the entire Board of Directors.

Stockholder Vote Required

     Approval of the amendment to the By-Laws requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
           AMENDMENT TO THE COMPANY'S BY-LAWS AUTHORIZING THE ELECTION
       OF PERSONS TO THE COMPANY'S BOARD OF DIRECTORS FOR STAGGERED TERMS.

                                 PROPOSAL NO. 2

                              ELECTION OF DIRECTORS


     Six directors are proposed to be elected at the Meeting, each to hold office for a period of one, two or three years as set forth below, or in the event the proposed amendment to the Company's By-Laws authorizing a staggered Board of Directors is not approved, then for a period of one year, and in any event until a successor has been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy or the number of directors to be elected at this time may be reduced by the Board of Directors.


Name                           Age                Position with the Company
- ----                           ---                -------------------------
William C. Samuels              53                Chairman, Chief Executive
                                                  Officer, President and
                                                  Director

David Reese                     39                Executive Vice-President,
                                                  President -- ACTV
                                                  Entertainment, Inc. and
                                                  Director

Bruce Crowley                   38                Executive Vice-President,
                                                  President -- ACTV
                                                  Interactive, Inc. and Director


Richard Hyman                   44                Director

William A. Frank                48                Director

Steven W. Schuster              41                Director



Nominees for Directors to Serve a Three-Year Term

     WILLIAM C. SAMUELS has served as President and a Director of the Company since August 1, 1989. He became the Chief Executive Officer in 1993 and Chairman of the Board in 1994. He also served as Chairman of ACTV Interactive, a partnership with the Post Company, from July 1992 through March 1994, when the Company acquired the Post Company's interest in ACTV Interactive, Inc. ("ACTV Interactive"). Mr. Samuels is a trustee of the Howard J. Samuels Institute at
City College. Mr. Samuels has a JD from Harvard Law School (1968) and a BS in Economics and Engineering from the Massachusetts Institute of Technology (1965).

     WILLIAM A. FRANK has been a Director since April 1996. He currently serves as the Chief Executive Officer of Greenwich Entertainment Group (the "Greenwich Group"), a position he has held since August 1994. The Greenwich Group is a licensee of the Company's Programming Technology for use in malls and museums. See "Certain Relationships and Related Transactions." Mr. Frank also currently serves as Chairman of the Board of Corsearch, a data research company. From October 1993 to July 1994, Mr. Frank was employed by the Company as President of Private Networks. Prior thereto, he was employed for a period of eighteen years at Alexander Proudfoot Company, a strategic management consulting company. Mr. Frank has a B.S. from the University of Missouri (1970).

Nominees for Directors to Serve a Two-Year Term

     DAVID REESE has been Executive Vice President of the Company since November 1992 and has been President of ACTV Entertainment, Inc. ("ACTV Entertainment"), a subsidiary of the Company, since November 1994. He has been employed by the Company since December 1988, and served as the Company's Vice President of Finance from September 1989 through November 1992. He has been a Director since 1992. Mr. Reese has a BS from Pennsylvania State University (1978).

     STEVEN W. SCHUSTER has been a Director of the Company since May 1996. He has been engaged in the practice of law for more than 16 years, since January 1996, with the firm of McLaughlin & Stern LLP. From June 1993 to December 1995 he was a member of the law firm of Shane & Paolillo, P.C., and from January 1991 to May 1993 he was a member of the law firm of Gersten, Savage, Kaplowitz & Curtin, LLP, counsel to the Company. Mr. Schuster received his BA from Harvard University (1976) and his JD from New York University School of Law (1980).

Nominees for Directors to serve a One-Year Term

     BRUCE CROWLEY joined the Company as President - Distance Learning in October 1994, became Executive Vice President in October 1995, and became President of ACTV Interactive and a Director of the Company in December 1995. Prior thereto, he had been employed by KDI Corporation since 1988, and was most recently responsible for KDI

Corporation's education division. Mr. Crowley has a B.A. from Colgate University
(1979) and an M.B.A. from Columbia University (1984).

     RICHARD HYMAN has been a Director since December 1994. For more than the past five years, he has been the President of Triquest Financial Services, Corp. Mr. Hyman received a BA from the University of Wisconsin (1974).

Stockholder Vote Required

     Election of each director requires the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE
           BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.


Executive Compensation

Employment Agreements

     The Company and Mr. Samuels entered into an employment agreement in August 1995. Mr. Samuels serves as Chairman of the Board, President and Chief Executive Officer of the Company. For the five-year term of the agreement, Mr. Samuels will be paid a minimum annual salary of $190,000 and a bonus paid in cash and/or in unregistered securities equal to 2% of the increase over a twelve-month period in the total market capitalization of the Company over fifty million dollars. Mr. Samuels' employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

     Mr. Samuels currently holds fully vested options to purchase an aggregate of 533,035 shares of Common Stock at an exercise price of $2.50 per share, exercisable through various dates from August 1997 through June 2001. Upon the issuance of any stock dividends, stock splits or combinations, the number of shares issuable upon the exercise of options for 533,035 of such shares may be adjusted to avoid dilution. Options for 120,000 of such 533,035 shares may also be adjusted to avoid dilution from the issuance from August 1989 through July 1993 by the Company of any Common Stock (including Common Stock issued after July 1993 based on options granted during the August 1989 to July 1993 period) as a result of any financing, joint venture or other business transaction. In addition, Mr. Samuels has unvested options to purchase an aggregate of 525,000 shares of Common Stock at an exercise price of $3.25 per share, a third of which vest on January 1, 1997, 1998 and 1999, respectively, which options are exercisable through 2003. During 1995, Mr. Samuels exercised 100,000 options at $2.50 per share and 80,000 at $3.50 per share, therefore increasing his shareholdings to 240,950 shares of Common Stock. The Company has also issued to Mr. Samuels 215,000 outstanding SARs.

     The Company and Mr. Reese entered into an employment agreement in August 1995. For the five-year term of the agreement, Mr. Reese will be paid a minimum annual base salary of $150,000. Mr. Reese's employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

     The Company has granted Mr. Reese fully vested options to purchase 49,683 shares of Common Stock at an exercise price of $2.50 per share, which options are exercisable through March 1997. The Company has also granted Mr. Reese fully vested options to purchase 55,317 shares of Common Stock at an exercise price of $3.50 per share, which options are exercisable through January 2002. In addition, Mr. Reese has unvested options to purchase an aggregate of 330,000 shares of Common Stock at an exercise price of $3.25 per share, a third of which vest on January 1, 1997, 1998 and 1999, respectively, which options are exercisable through 2003. The Company has also issued to Mr. Reese 124,000 outstanding SARs.

     The Company and Bruce Crowley entered into an employment agreement in December 1995. Mr. Crowley has agreed to serve at an annual base salary of $150,000. Mr. Crowley's employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

     The Company has granted to Mr. Crowley options to purchase 100,000 shares of Common Stock at an exercise price of $3.50 per share, as well as 100,000 SARs. In addition, Mr. Crowley has unvested options to purchase an aggregate of 201,000 shares of Common Stock at an exercise price of $3.25 per share, a third of which vest on January 1, 1997, 1998 and 1999, respectively, which options are exercisable through 2003.

     Mr. Samuels', Mr. Reese's and Mr. Crowley's employment contracts contain a change of control provision whereby, in certain circumstances, including the possibility that a person other than the Post Company becomes the owner of 30% or more of the outstanding securities of the employer and they are not retained, they receive a bonus not to exceed 2.7 times the then current base salary and the exercise price on all options is reduced to $.10 per option.

     The Company and Michael J. Freeman entered into an employment agreement in November 1994, whereby Dr. Freeman agreed to serve as Advanced Product Development Liaison for a term of five years from the original date of the agreement. Dr. Freeman is paid a minimum base salary of $167,000 per year. Dr. Freeman is required to devote as much time as he, in his discretion, deems necessary to discharge his duties. The employment agreement of Dr. Freeman contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

     At the time of issuance, all options to the Company's employees were granted at an exercise price equal to or greater than the prevailing market price for the Company's Common Stock.


                           Summary Compensation Table

     The following table sets forth all cash compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1995, December 31, 1994, and December 31, 1993, paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers (the "Named Executive Officers") at the end of the above fiscal years whose total compensation exceeded $100,000 per annum, and up to two persons whose compensation exceeded $100,000 during the above fiscal years, although they were not executive officers at the end of such years.


                                                               Restricted                              All Other
Name and Principal                                                Stock                                 Compen-
Position                   Year       Salary           Bonus      Awards           Options/SARs         sation
- ------------------------------------------------------------------------------------------------------------------
William C. Samuels         1995      $196,597         $52,000                    625,087/30,000          $185,551
Chairman, Chief            1994      $150,000         $25,000                     80,000/100,000         $  4,320
Executive Officer (1)      1993      $150,000                                       152,948/0

Michael J. Freeman         1995      $160,409                                                            $197,652
Ph. D., Chairman of the    1994      $162,500                                                            $  2,610
Board (2)                  1993      $162,500

David Reese                1995      $149,022                                    330,000/30,000          $ 86,957
President, ACTV            1994      $123,078         $15,000                     40,000/30,000          $    990
Entertainment (3)          1993      $100,000                                        15,317/0

Bruce Crowley              1995      $147,990         $10,000                       201,000/0
President, ACTV            1994      $ 69,231                                    100,000/100,000         $ 55,000
Interactive (4)            1993

James Crook                1995      $107,347                    $2,100             0/20,000             $ 79,426
Executive Vice Presi-      1994
dent, Ed.  Sales  (5)      1993

Gregory Harper             1995
President, Technology      1994      $126,923         $32,211
(6)                        1993



- ----------
(1) Mr. Samuels has served as Chief Executive Officer of the Company since 1993, Chairman of the Board since 1994, and President and a Director of the Company since August 1, 1989. Mr. Samuels' "other compensation" for 1994 relates to life insurance premiums paid by the Company. His "other compensation" for 1995 relates to life insurance premiums paid by the Company ($4,176) and to the exercise of SARs ($181,375).

(2) Dr. Freeman was Chairman of the Board of Directors until November 1994, and was Chief Executive Officer of the Company from 1985 to 1992. Dr. Freeman's "other compensation" for 1994 relates to life insurance premiums paid by the Company. His "other compensation" for 1995 relates to life insurance premiums paid by the Company ($2,523) and to the exercise of SARs ($195,129).

(3) Mr. Reese has been the Company's Executive Vice President since November 1992 and the President of ACTV Entertainment since 1994. Prior thereto he was the Company's Vice President of Finance from September 1989 through November 1992. Mr. Reese's "other compensation" for 1994 relates to life insurance premiums paid by the Company. His "other compensation" for 1995 relates to life insurance premiums paid by the Company ($957) and to the exercise of SARs ($86,000).

(4) Mr. Crowley has been President of ACTV Interactive since December 1995, and prior thereto, the Company's President, Distance Learning since October 1994. During the period January to September 1994, Mr. Crowley performed consulting services for the Company for which he was paid $55,000.

(5) Mr. Crook has been Executive Vice President, Education Sales for the Company or its subsidiaries since joining the Company in 1990. Mr. Crook's "other compensation" for 1995 relates to life insurance premiums paid by the Company ($4,176) and to the exercise of SARs ($75,250). In 1993 and 1994, Mr. Crook's compensation from the Company was less than $100,000.

(6) Mr. Harper served as the President of Technology for the Company from November 1993 to November 1994.

Options and Stock Appreciation Rights to Named Executive Officers

     The following tables set forth certain information with respect to all outstanding stock options and SARs granted or issued during 1995 to the Company's Named Executive Officers.

                                   SAR Grants



                                                                                        Potential Realizable
                                                                                          Value at Assumed
                       Number of     % of Total                                            Annual Rates of
                       Securities    SARs                                                    Stock Price
                       Underlying    Granted            Exercise                          Appreciation for
                       SARs          to Employees       Price          Expiration            Option Term
Name of Holder         Granted       in Fiscal Year     ($/Share)      Date               5%($)       10%($)
- --------------         -------       --------------     ---------      ----               -----       ------
William Samuels        30,000        17.2%              $3.50          5/26/05            $66,034    $167,343
David Reese            30,000        17.2%              $3.50          5/26/05            $66,034    $167,343
James Crook            20,000        11.5%              $3.50          5/26/05            $44,023    $111,562



                                  Option Grants




                                                                                        Potential Realizable
                                                                                          Value at Assumed
                       Number of    % of Total                                            Annual Rates of
                       Securities   Options                                                 Stock Price
                       Underlying   Granted            Exercise                           Appreciation for
                       Options      to Employees       Price          Expiration            Option Term
Name of Holder         Granted      in Fiscal Year     ($/Share)      Date               5%($)      10%($)
- --------------         -------      --------------     ---------      ----               -----      ------
William Samuels        525,000      30.7%              $3.25          12/31/03         $814,658  $1,951,248
William Samuels        100,087       5.9%              $2.50          12/31/03         $155,308  $  371,990
David Reese            330,000      19.3%              $3.25          12/31/03         $512,071  $1,226,499
Bruce Crowley          201,000      11.8%              $3.25          12/31/03         $311,898  $  747,049


                            Ten-Year Option Repricing

     The following table sets forth certain information with respect to option repricings during the past ten years for the Company's Named Executive Officers. The purpose of the option repricings in fiscal 1995 was to provide additional incentives to certain employees, officers and directors of the Company in a manner consistent with industry practices. The option repricings were approved by the Company's Board of Directors.



                                                                                                      Length of
                                                       Market                                         Original
                                    Number of          Price of         Exercise                      Option
                                    Securities         Stock at         Price at                      Term Re-
                                    Underlying         Time of          Time of                       maining at
                                    Options/SARs       Repricing        Repricing        New          Date of Re-
                                    Repriced or        or Amend-        or Amend-        Exercise     pricing or
                                    Amended            ment             ment             Price        Amend-
Name of Holder         Date         (#)                ($)              ($)              ($)          ment
- --------------         ----         ---                ---              ---              ---          ----
William Samuels        11/19/92      120,000            2.00             6.00             2.50         3.2 Yrs
David Reese            11/19/92       54,683            2.00             4.09             2.50         1.3 Yrs
William Samuels        1/13/95        80,000            3.44             5.00             3.50         7.0 Yrs
David Reese            1/13/95        40,000            3.44             5.00             3.50         7.0 Yrs
David Reese            1/13/95        15,317            3.44             5.50             3.50         3.9 Yrs
Bruce Crowley          1/13/95       100,000            3.44             5.50             3.50         4.5 Yrs


Ten-Year SAR Repricing


     The following table sets forth certain information with respect to stock appreciation right repricings during the past ten years for the Company's Named Executive Officers. The purpose of the stock appreciation right repricings in fiscal 1995 was to provide additional incentives to certain employees, officers and directors of the Company in a manner consistent with industry practices and in accordance with the terms of the Company's 1992 Stock Appreciation Rights Plan. The stock appreciation rights repricings were approved by the Company's SAR Committee.




                                                       Market          Exercise
                                    Number of          Price of        Price at                   Length of
                                    Securities         Stock at        Time of                    Original
                                    Underlying         time of         Repric-                    Option Term
                                    Options/SARs       Repricing       ing or        New          Remaining
                                    Repriced or        or Amend-       Amend-        Exercise     at Date of
                                    Amended            ment            ment          Price        Repricing or
Name of Holder         Date             (#)            (#)             (#)           ($)          Amendment
- --------------         ----             ---            ---             ---           ---          ---------
William Samuels       1/13/95        100,000            3.44            5.50          3.50         9.6 Yrs
William Samuels      11/17/95         30,000            3.44            4.50          3.50         9.5 Yrs
David Reese           1/13/95         30,000            3.44            5.50          3.50         9.6 Yrs
David Reese          11/17/95         30,000            3.44            4.50          3.50         9.5 Yrs
Bruce Crowley         1/13/95        100,000            3.44            5.50          3.50         9.5 Yrs


                         Option/SAR Year End Values (1)



                                                                                                              Value of
                                                                            Number of                      Unexercised
                                                                           Unexercised                    In-the-Money
                                                                          Options/SARs                    Options/SARs
                                    Shares                                   at FY-End                       at FY-End
                               Acquired on        Value                   Exercisable/                    Exercisable/
Name                          Exercise (#)     Realized                  Unexercisable                   Unexercisable
- -----------------------------------------------------------------------------------------------------------------------
William Samuels (2)              180,000        $165,000                   41,000/174,000 SARs          $49,688/$160,625
                                 20,000         $50,000                533,035/525,000 Options         $632,979/$229,688

Michael Freeman, Ph.D. (2)                                                       0/64,000 SARs               $0/$140,000
                                                                                   0/0 Options                     $0/$0

David Reese (2)                                                             38,000/86,000 SARs           $71,125/$80,125
                                                                        65,000/370,000 Options          $61,871/$151,875

Bruce Crowley (2)                                                           20,000/80,000 SARs            $3,750/$15,000
                                                                        33,000/268,000 Options           $6,188/$100,500

James Crook (2)                                                             28,000/48,000 SARs           $61,250/$65,000
                                                                         21,000/20,000 Options            $24,938/$3,750



(1) The closing bid price of a share of the Company's Common Stock at December 31, 1995 was $3 11/16. The base prices of SARs were either $1.50 or $3.50, and the exercise prices of stock options were either $2.50, $3.25 or $3.50.

(2) During 1995, Mr. Samuels exercised 180,000 options and exercised 43,000 SARs (cash proceeds of $181,375), Mr. Reese exercised 16,000 SARs (cash proceeds of $86,000), Mr. Crook exercised 14,000 SARs (cash proceeds of $75,250) and Dr. Freeman exercised 96,000 SARs (proceeds of 70,956 shares of unregistered stock).


                            Board Compensation Report

Executive Compensation Policy

     The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers.

     Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for fiscal 1995, the Company focused primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

     Equity Compensation. The grant of stock options and stock appreciation rights to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options and stock appreciation rights increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options and stock appreciation rights in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options and stock appreciation rights also create an incentive for executive officers to remain with the Company for the long term. See "Stock Option Plans" and "1992 Stock Appreciation Rights Plan."

Chief Executive Officer Compensation

     As indicated above, the factors and criteria upon which the compensation of William C. Samuels, the Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company. The Chief Executive Officer's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and attracting investment capital to the Company. In addition, the Company reviewed compensation levels of chief executive officers at comparable companies with the Company's industry.

                                                  William C. Samuels
                                                       David Reese
                                                     Bruce Crowley
                                                     Richard Hyman
                                                    William A. Frank
                                                   Steven W. Schuster

           Compensation Committee Interlocks and Insider Participation

     The Company did not have a compensation committee during the past fiscal year and all determinations concerning executive compensation for such period for the Company's executive officers were made by the Board of Directors. The directors abstained from participation in compensation determinations concerning their own compensation. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Board of Directors of the Company.







                           Corporate Performance Graph

     The following graph shows a comparison of cumulative total stockholder returns from December 31, 1990 through December 31, 1995 for the Company, the Nasdaq Stock Market-U.S. Index ("Nasdaq") and the Hambrecht & Quist Technology Index ("H&Q").

         [The graph shows that the cumulative total stockholder returns for such investment in the Company, Nasdaq and H&Q resulted in values of $39, $61 and $148, respectively, on December 31, 1991; values of $89, $187 and $170, respectively, on December 31, 1992; values of $279, $214 and $186, respectively, on December 31, 1993; values of $153, $210 and $215, respectively, on December 31, 1994; and values of $158, $297 and $323, respectively, on December 31, 1995.]

     The graph assumes that the value of the investment in the Company's Common Stock, Nasdaq and H&Q was $100 on December 31, 1990 and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock.


Other Compensation

     Outside directors may be paid an honorarium for attending meetings of the Board of Directors of the Company, in an amount that management anticipates will not exceed $500 per meeting.

                           Agreements with Management

     In June 1985, a group of investors, including Dr. Freeman, engaged in a restructuring of the Company and the purchase of the shares of certain previous investors. In connection with such restructuring, the Company obligated itself to repay certain creditors, out of a repayment pool ("Repayment Pool") to be funded with 10% of the Company's available cash flow in excess of $1,000,000 in any calendar year. As of December 31, 1993, the aggregate amount of principal and interest due such creditors was approximately $709,794. During 1994, the
Company extinguished all outstanding obligations under the Repayment Pool by paying cash, and in three cases issuing promissory notes, in separately negotiated settlement agreements with the holders of the obligations. The settlement price in all these agreements was approximately 18% of the obligations' face value. The three notes, issued to Nolan Bushnell, Prudential Bache Securities, Inc., and Dr. Freeman, in the original principal amounts of $190,000, $25,000 and $8,770, respectively, were also repaid during 1994, at either their original principal amount, or at a discounted amount.

                   Stock Options and Stock Appreciation Rights

Stock Option Plans

     On August 9, 1989, the Board of Directors approved a 1989 Employee Incentive Stock Option Plan and a 1989 Non-Qualified Stock Option Plan (collectively, the "Plans") and on October 20, 1989, the stockholders authorized and approved the adoption of the Plans. Michael J. Freeman is not eligible to participate in either Plan. The 1989 Employee Incentive Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to key employees. This Plan stipulates that the option price may not be less than the fair market value on the date of the grant and, from May 4, 1990, through May 4, 1992, could not be less than $5.50 per share. Options granted under this Plan shall not be exercisable for a period longer than ten (10) years from the date of the grant. The Plan generally provides that at the time of exercise of any option the purchase price must be delivered in cash, or at the option of the Board of Directors, or a committee designated by the Board to administer the Plan (the "Committee"), through delivery of the Company's Common Stock equal in value to the option exercise price, or by a combination thereof. Options under this Plan may be issued as "Incentive Stock Options" under federal tax laws. As of December 31, 1995, 100,000 options had been granted under this Plan at exercise prices of $2.50 to $3.50 per share, which options expire between the years 1997 and 2000. During 1995, 2,000 options granted under the Plan were exercised.

     The 1989 Non-qualified Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to employees, officers, directors, consultants and independent contractors. This Plan provides that the Board has the discretion to establish the option exercise price, and that the option exercise price may be less than fair market value at the time of the grant of the option. However, a further provision is that from May 4, 1990 through May 4, 1992, no options could be granted having an exercise price that was less than the higher of the then current market price of the Company's Common Stock or $5.50 per share. Options granted under this Plan shall expire on a date determined by the Board or the Committee, but in no event later than three months after the termination of employment or retainer. This Plan generally provides that the purchase price must be delivered in cash, or if permitted by the Board or the Committee, services rendered or by a combination thereof. As of December 31, 1995, 100,000 options had been granted under this Plan at exercise prices of $2.50 to $5.50 per share, which options expire between the years 1997 and 1998. During 1995, 1,000 options under the Plan were exercised.

     The Company has issued options to purchase shares of Common Stock at varying prices, expiring at dates from 1996 to 2003, that are not part of the Plans. These include currently outstanding options to (i) Mr. Samuels for 533,035 shares at $2.50 per share and 525,000 at $3.25 per share; (ii) Mr. Reese for 49,683 shares at $2.50 per share, 55,317 at $3.50 per share, and 330,000 at $3.25 per share; Mr. Crowley for 100,000 shares at $3.50 per share and 201,000 at $3.25 per share; and Mr. Crook for 21,000 shares at $2.50 per share and 20,000 at $3.50 per share.

1992 Stock Appreciation Rights Plan

     The Company's 1992 Stock Appreciation Rights Plan (the "1992 SAR Plan") was approved by the Company's stockholders in December 1992. The 1992 SAR Plan provides a means whereby employees, officers, directors, consultants and independent contractors may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to stock appreciation rights ("SARs"). The 1992 SAR Plan is designed to promote the long-term interest of the Company and its stockholders by providing the recipients with an additional incentive to promote the financial success of the Company and its subsidiaries. Subject to adjustment as set forth in the 1992 SAR Plan, the aggregate number of SARs that may be granted shall not exceed 900,000. The 1992 SAR Plan is administered by the Stock Appreciation Rights Committee (the "SAR Committee").

     SARs may not be exercised until the expiration of six months from the date of grant, and could in no event be exercised earlier than May 1, 1994. One-fifth of the SARs awarded to a recipient vest at the end of each 12-month period following the date of grant. If a holder of an SAR ceases to be an employee, director or consultant of the Company, or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable, except by will or under the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

     Upon exercise of an SAR, the holder will receive for each share for which an SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of an SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

     A grant of SARs has no federal income tax consequences at the time of such grant. Upon the exercise of SARs, the amount of any cash and, generally, the fair market value of any shares of Common Stock received, is taxable to the holder as ordinary income; the Company will have a corresponding deduction. Upon the sale of any Common Stock acquired by the exercise of SARs, holders will realize long-term or short-term capital gains or losses, depending upon their holding period for such Common Stock.

     Under the Company's 1992 SAR Plan, as of December 31, 1995, the Company had granted a total of 874,000 SARs at exercise prices of either $1.50 or $3.50 per share, including 290,000 SARs to William Samuels, 160,000 SARs to Dr. Michael Freeman, 100,000 SARs to Bruce Crowley, 140,000 SARs to David Reese and 90,000 SARs to James Crook. The initial prices of all the SARs granted were equal to the fair market values of a share of Common Stock on the dates of grant. During 1995, Mr. Samuels exercised 43,000 SARs and received cash proceeds of $181,375, Mr. Reese exercised 16,000 SARs and received cash proceeds of $86,000, Mr. Crook exercised 14,000 SARs and received cash proceeds of $75,250, and Dr. Freeman exercised 96,000 SARs and received 70,956 unregistered shares of the Company's Common Stock as proceeds.

     The SARs expire between 1998 and 2004; one-fifth of the total SARs granted to each recipient vest at the end of each 12 month period following the date of grant.

                             SECTION 16(a) REPORTING


     As under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended December 31, 1995, all reports for all transactions were filed on a timely basis, except for inadvertent late filings of a Form 3 for each of Howard Squadron and Richard Hyman, relating to their appointment as directors in January 1995. Upon discovery of these oversights, a Form 3 setting forth an initial statement of beneficial ownership for each of Howard Squadron and Richard Hyman was promptly filed.

                       MEETINGS OF THE BOARD OF DIRECTORS


     There were three meetings of the Company's Board of Directors during 1995 held on July 11, 1995, October 23, 1995 and December 11, 1995. All of the
Directors were either present or participated by telephone conference call at such meetings, except Richard Hyman was not present at, nor did he participate in the July 11, 1995 meeting. There were three unanimous written consents of the Company's Board of Directors, pursuant to Section 141 of the General Corporation Law of Delaware, during 1995 dated January 13, 1995, May 26, 1995 and July 31, 1995. The Company has one formal committee, the SAR Committee, consisting of Richard Hyman and William A. Frank, who replaced Jay M. Kaplowitz, a former director, in April, 1996. There were three meetings of the SAR Committee during 1995, held on January 13, 1995, May 26, 1995 and November 17, 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On March 17, 1992, the Post Company acquired an 8% Convertible Promissory Note of the Company in the principal amount of $1,500,000 (the "Convertible Note") and, in connection therewith, acquired 720,000 unregistered shares of Common Stock. The principal amount of the Convertible Note was payable in four installments of $375,000, together with accrued interest thereon, on March 15, 1994, September 15, 1994, March 15, 1995, and September 15, 1995. The purpose of this transaction was to provide working capital to the Company. On March 15, 1994, the unpaid principal and accrued and unpaid interest on the Convertible Note were converted into 871,334 shares of Common Stock of the Company at $2.00 per share.

     On March 11, 1994, the Post Company entered into a voting agreement with the Company and William C. Samuels, Chief Executive Officer of the Company, as voting trustee ("Voting Trustee"), pursuant to which the Post Company has assigned to Mr. Samuels its voting rights with respect to the Company's Common Stock that it holds. This voting trust remains in effect for 10 years, or as long as the Post Company's shareholdings in the Company are less than 51% of outstanding Common Stock. The Post Company also regains the right to vote its shares of Common Stock under certain circumstances, including the proposal of any amendment to the Company's certificate of incorporation requiring stockholder approval; in case of any reclassification or change of the outstanding Common Stock of the Company, any consolidation of the Company with, or merger of the Company into, another corporation, or in the case of a sale or conveyance to another corporation or other entity of all or substantially all of the property, assets or business of the Company; upon the commencement of a proxy contest regarding the Company's Board of Directors; if a person or entity acquires 20% or more of the outstanding Common Stock of the Company; or if a conflict of interest (as determined by the Post Company in its sole discretion) involving the Voting Trustee or any successor Voting Trustee should arise.

     On March 17, 1992, effective with the formation of ACTV Interactive, the Post Company acquired an option (the "Option") pursuant to an option agreement (the "Option Agreement") to purchase an additional 750,000 shares of the Company's Common Stock at $2.00 per share, or $2.50 per share if exercised after March 15, 1994. On March 15, 1994, the Post Company exercised this Option, receiving 750,000 shares at $2.00 per share. On such date, the average of the high bid and ask prices of the Company's Common Stock was $5 7/8. The Post Company also obtained, pursuant to the Option Agreement, certain "piggyback" and demand registration rights with respect to the 720,000 shares of Common Stock that it purchased in 1992 and the shares of Common Stock that it received upon exercise of the Option and conversion of the Convertible Note. In connection with the Option Agreement, the Post Company also received the right to purchase, from the Company, at a fair market exercise price to be determined, an amount of shares of Common Stock necessary to increase the Post Company's percentage ownership of the total then outstanding shares of Common Stock to 51%. Such right is exercisable through March 17, 1997, subject to extension in certain circumstances.

     On July 14, 1992, the Post Company and the Company formed ACTV Interactive to market the Company's Programming Technology for educational applications world-wide. The Post Company invested $2.5 million and owned 51% of ACTV Interactive. ACTV Interactive, Inc., a wholly-owned subsidiary of the Company, owned a 49% interest in ACTV Interactive. In connection with the formation of ACTV

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



Interactive, the Company entered into a license agreement (the "License Agreement") with the partnership, pursuant to which ACTV Interactive was given a license to exploit the Programming Technology in the creation and distribution of educational programming. The License Agreement provided for the Company to receive a five percent (5%) royalty on certain revenues generated by ACTV Interactive, subject to certain adjustments.

     On March 11, 1994, the Company purchased the Post Company's entire 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million note due December 31, 1996 (the "New Note"). The New Note accrued interest at 8% and was paid in full by October 1995.

     The consideration for the acquisition by the Company of the Post Company's interest in ACTV Interactive was based on the value of the ACTV Programming it had developed for education, its marketing and sales of such programming, and the Company's assessment of the future value of the use of the Programming Technology in the education and distance learning markets.

     Jay M. Kaplowitz, a former Director of the Company, is a partner of Gersten, Savage, Kaplowitz & Curtin, LLP, general counsel to the Company. Mr. Kaplowitz owns 2,000 shares of Common Stock of the Company and options to purchase 25,000 shares at an exercise price of $3.50 per share.

     William A. Frank is a director of the Company and the Chief Executive Officer of Greenwich Entertainment Group (the "Greenwich Group"), a position he has held since August 1994. In January 1995, the Company granted an exclusive license to the Greenwich Group for the use of the Company's Programming Technology in shopping malls, museums and entertainment centers. The Company will receive an 8% to 10% royalty of annual ticket sales per theater, dependent upon each theater's volume. The Company will receive a minimum royalty of $200,000 in 1996, $500,000 in 1997, $1,000,000 in 1998, $1,250,000 in 1999 and
$1,500,000 in the year 2000 and thereafter. If the minimum is not paid, the Company has the right to cancel its license as to future theaters. In addition, the Company has invested approximately $274,000 in the Greenwich Group in exchange for common stock.

     All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third-parties.

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



                                 PROPOSAL NO. 3

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                 TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                                  COMMON STOCK


     The Board of Directors of the Company has adopted resolutions proposing an amendment to the Company's Restated Certificate of Incorporation which would amend the first paragraph of Article IV of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value, to 35,000,000 shares from the 17,000,000 shares currently authorized. There are currently 11,892,105 shares of Common Stock and no shares of Preferred Stock outstanding.

     The Board believes that it is advisable to authorize for issuance a sufficient number of shares of Common Stock in order for the Company to issue shares of Common Stock upon the exercise of outstanding options, warrants, stock appreciation rights, and other existing rights to purchase Common Stock. In particular, the Company presently does not have sufficient authorized shares to accommodate the Post Company should it choose to exercise its right to purchase from the Company such number of shares of Common Stock necessary to bring the Post Company's percentage ownership of the total outstanding shares to 51%. See "Certain Relationships and Related Transactions." In addition, the Board believes that it is desirable to have the additional shares available to enable the Company to take advantage of favorable financing opportunities that may arise in the future. The Board believes that the availability of such shares for issuance in the future will give the Company greater flexibility (with respect to the purpose of such issuance and the nature of any consideration that may be received therefor) and permit such shares to be issued without the expense and delay of holding a stockholders meeting. The shares would be available for issuance by the Board without further stockholder authorization, except as may be required by law or by the rules of Nasdaq (or any other national quotation system or stock exchange on which the shares of Common Stock may then be listed). The issuance of any additional shares of Common Stock may result in a dilution of the voting power of the holders of outstanding shares of Common Stock and their equity interest in the Company.

     Although not intended as an anti-takeover device, issuing additional shares the Common Stock could impede a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial stockholder, increasing the total amount of consideration necessary for a person to obtain control of the Company, or increasing the voting power of friendly third-parties.

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




Stockholder Vote Required

     Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

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



                                 PROPOSAL NO. 4

                         ADOPTION OF THE COMPANY'S 1996
                         STOCK APPRECIATION RIGHTS PLAN


     The Company's 1996 Stock Appreciation Rights Plan (the "1996 SAR Plan") was adopted by the Board of Directors in April 1996. The 1996 SAR Plan will provide a means whereby employees, officers, directors, consultants and independent contractors may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "Stock Appreciation Rights" ("SARs"). The 1996 SAR Plan is designed to promote the long-term interest of the Company and its stockholders by providing these individuals with an additional incentive to promote the financial success of the Company and its subsidiary corporations. Subject to adjustment as set forth in the 1996 SAR Plan, the aggregate number of SARs that may be granted pursuant to the 1996 SAR Plan shall not exceed 500,000; provided, however that at no time shall there be more than an aggregate of 900,000 outstanding, unexercised SARs granted pursuant to both the 1996 SAR Plan and the Company's 1992 Stock Appreciation Rights Plan. (See "1992 Stock Appreciation Rights Plan"). The 1996 SAR Plan is administered by the Stock Appreciation Rights Committee (the "SAR Committee"). The 1996 SAR Plan imposes no limit on the number of recipients to whom awards may be made.

     SARs may not be exercised until the expiration of six months from the date of grant but in no event earlier than January 1, 1997. SARs shall vest in a lump sum or in such installments, which need not be equal, as the Committee shall determine. If a holder of an SAR ceases to be an employee, director or consultant of the Company or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable except by will or under the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

     Upon exercise of an SAR, the holder will receive for each share for which an SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, or (b) cash or (c) cash and shares of the Company's Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of an SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

     The terms of the SARs will be set forth in a certificate of grant issued to the holder, which certificate will contain the provisions referred to above and such other provisions as the SAR Committee may determine.

     A grant of SARs has no federal income tax consequences at the time of such grant. Upon the exercise of such SARs, the amount of any cash and, generally, the fair market value of any shares of Common Stock of the Company received, is taxable to the holder as ordinary income and the Company will have a corresponding deduction. Upon the sale of the Company's Common Stock acquired by the exercise of SARs, holders will realize long-term or short-term capital gain or loss, depending upon their holding period of such stock.

     A copy of the 1996 SAR Plan is attached hereto as Appendix II. The preceding summary of the 1996 SAR Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1996 SAR Plan.

Stockholder Vote Required

     Approval of the Company's 1996 Stock Appreciation Rights Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
               THE COMPANY'S 1996 STOCK APPRECIATION RIGHTS PLAN.

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



                                 PROPOSAL NO. 5

                            ADOPTION OF THE COMPANY'S
                             1996 STOCK OPTION PLAN


     The Company's 1996 Stock Option Plan (the "1996 Option Plan") was adopted by the Board of Directors in April 1996. The purpose of the 1996 Option Plan is to grant officers, employees and others who provide significant services to the Company a favorable opportunity to acquire Common Stock so that they have an incentive to contribute to its success and remain in its employ. Under the 1996 Option Plan, the Company is authorized to issue options for a total of 500,000 shares of Common Stock.

Description of 1996 Stock Option Plan

     All officers and other employees of the Company and other persons who perform significant services for or on behalf of the Company are eligible to participate in the 1996 Option Plan. The Company currently has approximately 25 full-time employees.

     The Company may grant under the 1996 Option Plan both incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify for incentive treatment under the Code ("Nonstatutory Options").

     A copy of the 1996 Option Plan is attached hereto as Appendix III. The following summary of the 1996 Option Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1996 Option Plan.


Administration

     The Plan shall be administered by the Board of Directors of the Company (the "Board"), if each member is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     Subject to the provisions of the 1996 Option Plan, the Committee has the authority to construe and interpret the 1996 Option Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 1996 Option Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 1996 Option Plan, the Committee also selects from among the eligible persons those individuals who will receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

Stock Subject to the 1996 Option Plan

     Subject to adjustment as described below, the stock to be offered under the 1996 Option Plan are shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the 1996 Option Plan or any stock option agreement ("Stock Option Agreement") entered into pursuant to the 1996 Option Plan. The cumulative aggregate number of shares of Common Stock to be issued under the 1996 Option Plan will not exceed 500,000, subject to adjustment as described below.

Exercise Price

     The exercise price of each Incentive Stock Option granted under the 1996 Option Plan will be determined by the Committee, but will be not less than 100% of the "Fair Market Value" (as defined in the 1996 Option Plan) of Common Stock on the date of grant (or 110% of Fair Market Value in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The exercise price of each Nonstatutory Option will be determined by the Committee, but will not be less than 85% of the Fair Market Value of Common Stock on the date of grant. Whether an option granted under the 1996 Option Plan is intended to be an Incentive Stock Option or a Nonstatutory Stock Option will be determined by the Committee at the time the Committee acts to grant the option and set forth in the related Stock Option Agreement.

     "Fair Market Value" for purposes of the 1996 Option Plan means: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems
necessary or advisable.  On May , 1996, the Fair Market Value was $        based
on the closing sale price of the Common Stock as reported on Nasdaq.

     In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any option granted under the 1996 Option Plan will be payable in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise. In the discretion of the Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for Common Stock of the Company (valued for this purpose at its Fair Market Value on the day of exercise) or other property deemed appropriate by the Committee. So-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board also will be permitted in the discretion of the Committee. The Committee also has discretion to permit consecutive book entry stock-for-stock exercises of options.

     Irrespective of the manner of payment of the exercise price of an option, the delivery of shares pursuant to the exercise will be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all applicable federal, state and local withholding taxes.

Exercise Period

     The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option subject thereto expires 30 days following a Termination of Employment for any reason other than death or disability or six months following a Termination of Employment for disability or following an optionee's death; provided, however, that in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

Exercise of Options

     Each option granted under the 1996 Option Plan will become exercisable in a lump sum or in such installments, which need not be equal, as the Committee determines, provided, however, that each option will become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted. If in any given installment period the holder of an option does not purchase all of the shares which the holder is entitled to purchase in that installment period, the holder's right to purchase any shares not purchased in that period will continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in the 1996 Option Plan as to the number of shares as to which Incentive Stock Options may first become exercisable in any year.

Transferability of Options

     An option granted under the 1996 Option Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and will be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.

Conditions to Issuance of Stock Certificates; Legends

     In order to enforce any restrictions imposed upon Common Stock issued upon exercise of any option granted under the 1996 Option Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock.

Adjustments Upon Changes in Capitalization; Merger and Consolidation

     If the outstanding shares of Common Stock are changed into, or exchanged for cash or different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination stock reclassification or similar transaction, an appropriate adjustment will be made by the Committee in the number and kind of shares as to which options may be granted. In the event of such change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee will also make a corresponding adjustment in the number or kind of shares, and the exercise price per share allocated to unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

     In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of Common Stock, the Committee will make such an adjustment to the exercise prices of options then outstanding under the 1996 Option Plan as it determines is appropriate and equitable to reflect such diminution.

     In connection with the dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company, a reorganization of the Company in which another entity is the survivor, a merger or reorganization of the Company under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines would materially alter the structure of the Company or its ownership, the Committee, upon 30 days prior written notice to the option holders, may do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option.

     No fractional share of Common Stock will be issued on account of any of the foregoing adjustments.

Amendment and Termination

     The Board or the Committee may at any time suspend, amend or terminate the 1996 Option Plan and may, with the consent of an optionee, make such modifications of the terms and conditions of such optionee's option as it deems advisable; provided, however, that without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or
(C) materially modify the requirements as to eligibility for participation in the Plan. The amendment, suspension or termination of the 1996 Option Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option.

     No option may be granted during any period of suspension nor after termination of the 1996 Option Plan.

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

Privileges of Stock Ownership; Reports to Option Holders

     A participant in the 1996 Option Plan will not be entitled to the privilege of stock ownership as to any shares of Common Stock unless and until they are actually issued to the participant.

     The Company will furnish to each optionee under the 1996 Option Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

Termination

     Unless earlier terminated by the Board or the Committee, the 1996 Option Plan will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board. The termination of the 1996 Option Plan will not affect the validity of any Stock Option Agreement outstanding at the date of such termination.

Federal Income Tax Treatment

     Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

     Optionees who receive Nonstatutory Options will be subject to taxation upon exercise of such options on the spread between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonstatutory Options do not give rise to a tax preference item subject to the alternative minimum tax.

Stockholder Vote Required

     Approval of the Company's 1996 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                      THE COMPANY'S 1996 STOCK OPTION PLAN.

                                       33



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



                                 PROPOSAL NO. 6

              RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
                     AS THE COMPANY'S INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


     The Board of Directors of the Company has adopted resolutions appointing Deloitte & Touche LLP as the Company's independent certified public accountants for the ensuing year. Deloitte & Touche LLP, which has served as the Company's independent certified public accountants since 1989, is familiar with the Company's operations, accounting policies and procedures and is, in the Company's opinion, well-qualified to act in this capacity. A member of Deloitte & Touche LLP will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Annual Meeting of Stockholders.

Stockholder Vote Required

     Ratification of the appointment of Deloitte & Touche LLP as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
            THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                                  OTHER MATTERS


     The Board of Directors does not know of any matters other than those referred to in the notice of meeting that will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more stockholders. In such case, or if any other matter should properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.




                                       34

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



                             SOLICITATION OF PROXIES


     The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.


                              STOCKHOLDER PROPOSALS


     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than January 1, 1997 in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that Meeting.


                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                                   COMMISSION


     Copies of the annual report (Form 10-K) of the Company for the year ended December 31, 1995, as filed with the Securities and Exchange Commission (without exhibits), and any amendments thereto, are available to stockholders free of charge by writing to ACTV, Inc., 1270 Avenue of the Americas, New York, New York 10020.

                              FINANCIAL STATEMENTS


     The audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1995, and Management's Discussion and Analysis of Financial Condition and Results of Operations, are annexed hereto as Appendix IV.

                                                        By Order of the Board of
                                                         Directors of ACTV, Inc.

                                                              William C. Samuels
                                            Chairman and Chief Executive Officer


May ___, 1996

                                       35



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



                                   APPENDIX I

                                   ACTV, INC.

                          PROPOSED AMENDMENT TO BY-LAWS


     Article III Section 2 of the Company's By-Laws is proposed to be amended to read as follows:


                                   ARTICLE III


     Section 2. Number and Term of Office. The Board of Directors shall consist initially of four (4) directors. The number of directors may be changed from time to time by resolution duly adopted by the Board of Directors or the stockholders, except as provided by law or the Certificate of Incorporation. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At any annual meeting of stockholders held after the initial election of all Classes of directors, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so the number of directors in each class is as nearly equal as possible, and any additional director of any class elected to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Except as provided in Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

                                   APPENDIX II












                                   ACTV, INC.
                       1996 STOCK APPRECIATION RIGHTS PLAN










                           As adopted __________, 1996

     1. Purpose.

     The purpose of this 1996 Stock Appreciation Rights Plan (the "Plan") of ACTV, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from participation in stock appreciation by selected (a) employees of the Company or its subsidiaries, affiliates, licensees or joint venture partners, (b) Directors or officers or
(c) consultants (a, b and c are collectively referred to herein as the "Participants") as the Board of Directors of the Company, or a committee thereof constituted for the purpose, may from time to time determine. This Plan will provide a means whereby such employees, Directors and consultants may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "stock appreciation rights."

     2. Administration.

     2.1 This Plan shall be administrated by the Board of Directors of the Company (the "Board of Directors") if each member is a "disinterested person" as that term is defined in Rule 16b-3(c) of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Any action of the Board of Directors or the Committee with respect to administration of this Plan shall be taken by a majority vote or written consent of its members.

     2.2 Subject to the provisions of this Plan, the Board of Directors or the Committee shall have authority (i) to construe and interpret this Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to this Plan, (iv) to determine the individuals to whom and the time or times at which stock appreciation rights shall be granted, the number of shares to be subject to stock appreciation rights, the Initial Value (as hereinafter defined) of a stock appreciation right (subject to the limitations set forth in Section 6 hereof), the number of installments, if any, in which each stock appreciation right may be exercised, the commencement of the period during which each stock appreciation right may be exercised and the duration of each stock appreciation right, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of this Plan, and (vi) to make all other determinations necessary or advisable for the administration of this Plan. The Initial Value shall be the value as of the date of grant of the stock appreciation rights, subject to any repricings, which value shall be no less than the fair market value of a share of Common Stock determined as set forth in Paragraph 7. All determinations and interpretations made by the Board of Directors or the Committee shall be binding and conclusive on all Participants in this Plan and their legal representatives and beneficiaries.

     3. Shares Subject to this Plan.

     Subject to adjustment as provided in Paragraph 17 hereof, the aggregate number of stock appreciation rights that may be granted under this Plan shall not exceed 500,000; provided, however, that at no time shall there be more than an aggregate of 900,000 outstanding, unexercised SARs granted pursuant to both this Plan and the Company's 1992 Stock Appreciation Rights Plan. If any stock appreciation rights granted under this Plan should expire or terminate for any reason without having been exercised in full, the unexercised stock appreciation rights shall again be available to be granted under this Plan.

     4. Eligibility and Participation.

     4.1 All employees, officers, Directors, consultants of the Company or any subsidiary corporation (as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code")) or the Company's affiliates, licensees or joint venture partners shall be eligible to receive stock appreciation rights.

     4.2 All stock appreciation rights granted under this Plan shall be granted within ten years from April 19, 1996.

     5. Duration of Stock Appreciation Rights.

     Each stock appreciation right and all rights associated therewith shall expire on such date as the Board of Directors or the Committee may determine, but in no event earlier than five years or later than ten years from the date on which the stock appreciation right is granted, and shall be subject to earlier termination as provided herein.

     6. Terms and Conditions of Stock Appreciation Rights.

     All stock appreciation rights shall be evidenced by a Certificate of Grant (sometimes referred to herein as the "Certificate") in such form as the Board of Directors or the Committee shall from time to time approve. A grant of stock appreciation rights shall be subject to the following terms and conditions:

     6.1 Each stock appreciation right shall entitle a Participant to an amount equal to the excess of the Exercise Value (as defined below) of one share of Common Stock over the Initial Value of one share of Common Stock (the "Appreciation"). The Initial Value of each stock appreciation right shall be specified in the Certificate of Grant. The Exercise Value of each stock appreciation right shall be the fair market value of a share of Common Stock on the date the stock appreciation right is exercised, determined as set forth in Paragraph 7. The total Appreciation available to a Participant from the exercise of any stock appreciation right shall be equal to the number of stock appreciation rights exercised, multiplied by the Appreciation per stock appreciation right. Participants acknowledge that a stock appreciation right is a method of incentive compensation for key employees, Directors and consultants and does not constitute an offering or sale of Common Stock to anyone.

     6.2 The Appreciation available to a Participant upon exercise of the Participant's stock appreciation rights shall be payable in cash or Common Stock as determined by the Board of Directors or the Committee. If payment is made in Common Stock of the Company, then the fair market value of the Common Stock for purposes of calculating the number of shares of Common Stock that shall be issued to pay the Appreciation shall be based upon the fair market value of the Common Stock as determined in Paragraph 7 on the date of exercise of the stock appreciation rights. If the total Appreciation is paid in Common Stock, the total Appreciation will be reduced to the largest amount divisible by the fair market value of one share of Common Stock. Appreciation shall be paid as compensation and without interest by the Company as specified in the Certificate of Grant.

     6.3 A maximum of 500,000 stock appreciation rights may be granted, subject to the restrictions contained in Paragraph 3. Such stock appreciation rights shall have an Initial Value of no less than the fair market value of a share of Common Stock as determined in Paragraph 7 as of the date of grant of the stock appreciation rights.

     6.4 No stock appreciation right granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including without limitation, federal and state securities laws and regulations). Each stock appreciation right shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors or the Committee shall determine; provided, however, that, unless otherwise determined by the Board of Directors or the Committee, if a Participant shall not in any given installment period exercise all of the stock appreciation rights which the Participant is entitled to exercise in such installment period, then the Participant's right to exercise any stock appreciation rights not exercised in such installment period shall continue until the expiration date or sooner termination of the Participant's stock appreciation rights.

     7. Fair Market Value of Common Stock

     The fair market value of a share of Common Stock of the Company for purposes of this Plan shall be the closing price or last trade price of a share as supplied by the National Association of Securities Dealers, Inc. through the Nasdaq Stock Market (or its successor in function) or, if such shares are then traded on a principal stock exchange, by reference to the closing price of a share on the principal stock exchange on which such shares are traded, in each case as reported by The Wall Street Journal for the business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

     8. Exercise of a SAR.

     A stock appreciation right may be exercised by the Participants commencing six months after the date of grant, but in no event earlier than January 1, 1997, by written notice to the Company specifying the extent to which such stock appreciation right is to be exercised.

     9. Withholding Tax.

     Upon the exercise of a stock appreciation right, the Company shall have the right to require an employee Participant, and such employee Participant by accepting the stock appreciation rights granted under this Plan agrees, to pay the Company the amount of any taxes which the Company may be required to withhold with respect thereto. In the event the Appreciation is paid with Common Stock, then such employee Participant or other Participant may elect to pay the amount of any taxes which the Company may be required to withhold by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Paragraph 7 hereof equal to the withholding tax obligation determined by the Company. Such shares so delivered may be either shares withheld by the Company upon the exercise of the stock appreciation rights or other shares. Such election may not be made by those persons subject to the provisions of Section 16(b) of the Exchange Act within six months of the date of grant of a stock appreciation right, except that this limitation will not apply in the event of death or disability occurring prior to the expiration of the six month period. The election, by those persons subject to Section 16(B) of the Exchange Act, must be made either (i) not later than six months less one day prior to the date as of which the amount of tax to be withheld is determined (the "Tax Date"), or (ii) in the ten-day window period provided in Rule 16b-3(e) of the General Rules and Regulations under the Exchange Act, but in no event later than the Tax Date.

     10. Non-Transferability.

     A stock appreciation right granted under this Plan shall, by its terms, be non-transferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in a stock appreciation right, the holder, or the holder's permitted successors in interest, may exercise the stock appreciation rights on behalf of the spouse of the holder or such spouse's successors in interest.

     11. Holding of Stock After Exercise of Right.

     At the discretion of the Board of Directors or the Committee, any stock appreciation right may provide that the Participant, by accepting such stock appreciation rights, represents and agrees, for the Participant and the Participant's permitted transferees that none of the shares acquired upon exercise of a stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act by such person.

     12. Registration Rights.

     12.1 Piggyback Registration.

     If, at any time after the date hereof, the Company should propose to file a registration statement with the Securities and Exchange Commission (the "SEC") under the Securities Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Participants. If any Participant notifies the Company within twenty (20) days after receipt of any such notice of its desire to include any of the shares of Common Stock in such proposed registration statement, the Company shall afford such Participant the opportunity to have any of the shares of Common Stock issued pursuant to this Plan registered pursuant to such registration statement. Notwithstanding the provisions of this Paragraph 12.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Paragraph 12.1 (irrespective of whether a written request for inclusion of all or a portion of the shares of Common Stock shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but not prior to the effective date thereof.

     If an underwriter objects in writing to the exercise of the above piggyback rights by the Participants and all other shareholders of the Company seeking to exercise their respective piggyback rights, on the basis that such inclusion will adversely affect the underwriter's ability to market the securities included in the registration statement, such objection would preclude inclusion of shares of Common Stock by the Participants and all other shareholders of the Company and at the option of the Participants, the Company will register all or part of such shares of Common Stock in its next registration statement or the Participants shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the SEC, a registration or offering statement on Form S-1 and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Participants, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of all or a portion of the shares of Common Stock by the Participants. The Participants may not provide such written notice until ninety (90) days from the effective date of the registration statement for which the underwriter objected to the inclusion of all or part of the Participants' shares of Common Stock issued pursuant to this Plan. The Company will provide the Participants a copy of the written objection received from the underwriter with respect to the exercise of the Participants' piggyback rights.

     12.2 Covenants with Respect to Registration

     In connection with any registration hereunder, the Company and the Participants shall covenant and agree as follows:

          (a) The Company shall pay all costs, fees and expenses (excluding fees and expenses of Participants' counsel and any underwriting or selling fees, expenses or commissions), fees and expenses (excluding fees and expenses of Participants' counsel and any underwriting or selling fees, expenses or commissions) in connection with all registration statements filed pursuant to Paragraph 12.1 hereof including, without limitation, all registration fees, filing and NASD fees, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.


          (b) The Company will endeavor in good faith in cooperation with the Participants to register the shares of Common Stock included in a registration statement hereunder for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Participants, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (c) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts, including the filing with the SEC of any necessary amendments or supplements to the registration statement to have any registration statements declared and remain effective at the earliest possible time and to cooperate in the sale of the shares so registered, and shall furnish the Participants such number of prospectuses as shall reasonably be requested. Prior to filing any registration statement described herein, the Company will furnish to the Participants and their counsel the registration statements and amendments and supplements thereto, and any prospectus forming a part thereof, which documents shall be subject to the review and comment of each Participant and its counsel to the extent such documents relate to the Participants.

          (d) The Company shall indemnify the Participants against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever and including reasonable fees and expenses of Participants' counsel) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement.

          (e) The Participants shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever including reasonable fees and expenses of Company's counsel) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of the Participants, for specific inclusion in such registration statement.

          (f) The Participants shall give the Company prompt notice of any such liability, claim or lawsuit which the Participants contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right, subject to the consent of the Participants, which consent shall not be unreasonably withheld, to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

     The Company shall give to the Participants prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of the Participants' indemnification and the Participants thereupon shall be granted the right to a take any and all necessary and proper action, at their sole cost and expense, with respect to such liability, claim and lawsuit, including the right, subject to the consent of the Company, which consent shall not be unreasonably withheld, to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

     In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Paragraph 12.2 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 12.2 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Paragraph 12.2, then, and in each such case, the Company and the Participants shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the offering covered by the registration statement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that notwithstanding the above, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Within fifteen (15) days after receipt of written notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking

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



contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 12.2 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     The indemnification payments required by this Paragraph 12.2 shall be made by periodic payments on the amount thereof during the course of the investigation or defense, as and when the invoices therefor are received, or expense, loss, damage or liability incurred.

     (g) The Company shall furnish to the Participants a signed counterpart, addressed to the Participants of (i) an opinion of counsel to the Company, dated the effective date of a registration statement filed pursuant to this Section 12 and (ii) a "cold comfort" letter dated the effective date of such registration statement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also furnish to the Participants copies of all written comments received from the SEC with respect to such registration statement and all written responses of the Company thereto.

     13. Termination of Employment.

     13.1 If a holder of a stock appreciation right ceases to be employed by, affiliated with or a joint venturer with the Company or one of its subsidiary corporations or affiliates (as defined in Section 425(f) of the Code) or ceases to be a director or consultant for any reason, then any of the holder's stock appreciation rights that have not then vested shall immediately become void and of no further force or effect and any of the holder's stock appreciation rights that have vested prior to the cessation of employment, affiliation with the Company or joint venture relationship with the Company must be exercised within 365 days of such cessation of the employment, affiliation with the Company or joint venture with the Company. If, at the end of such 365 day period, such vested SARs have not been exercised by the Participant, then such vested stock appreciation rights shall become void and of no further force and effect; provided, however, that if (i) such cessation of employment, affiliation with the Company or joint venture with the Company shall be due to the holder's retirement under the provisions of any pension or retirement plan of the Company or such subsidiary or (ii) if the Board of Directors of the Company or the Committee consents (which shall be set forth in a written resolution), such stock appreciation rights may be exercised to the extent and for the term exercisable on the date of such cessation of employment, affiliation or joint venture with the Company as set forth in the Plan and the Certificate of Grant.

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




     13.2 A leave of absence approved in writing by the Board of Directors or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 13, but no stock appreciation rights may be exercised during any such leave of absence, except during the first three months thereof.

     13.3. If a Participant shall die while he is an employee, consultant or Director or within three (3) months after the termination without Cause of his employment or consulting arrangement or term as Director, any outstanding stock appreciation right may be exercised to the extent exercisable on the date of death, by the person(s) entitled to do so under the Participant's will or, if the Participant shall have failed to make testamentary disposition of such Participant's stock appreciation right or shall have died intestate, by the Participant's legal representative(s), in either case at any time prior to the expiration date of the Participant's stock appreciation right or within one (1) year of the date of the Participant's death, whichever shall be the shorter period, provided that Participants shall have been an employee or consultant for a continuous period of at least six (6) months from the date of grant of the Participant's stock appreciation rights.

     14. Vesting.

     The holder's stock appreciation rights shall be deemed to have vested in a lump sum or in such installments, which need not be equal, as the Committee shall determine.

     15. Permanent Disability of Stock Appreciation Right Holder.

     The permanent disability of a holder of a stock appreciation right will have the effect specified in the individual Certificate of Grant as determined by the Board of Directors or the Committee.

     16. Privileges of Stock Ownership.

     No person entitled to exercise any stock appreciation right granted under this Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such stock appreciation right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any stock appreciation right unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange or automated quotation system on which the Common Stock is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

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     17. Adjustments.

     17.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of stock appreciation rights which may be granted under this Plan. A corresponding adjustment changing the number or kind of stock appreciation rights allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding stock appreciation rights shall be made without change in the aggregate Initial Value applicable to the unexercised portion of the stock appreciation rights but with a corresponding adjustment in the Initial Value for each share of Common Stock covered by the stock appreciation right.

     17.2 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property or more than eighty percent of the then outstanding stock of the Company to another corporation, this Plan shall terminate, and any stock appreciation rights theretofore granted hereunder shall terminate.

     17.3 Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the stock appreciation rights theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the stock appreciation rights theretofore granted or the substitution by such corporation for such stock appreciation rights of new stock appreciation rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of this Plan by such successor corporation in which event the Plan and the stock appreciation rights theretofore granted shall continue in the manner and under the terms so provided.

     17.4 Adjustments under this Paragraph 17 shall be made by the Board of Directors or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     18. Amendment and Termination of Plan.

     18.1. The Board of Directors or the Committee may at any time suspend or terminate this Plan. The Board of Directors or the Committee may also at

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any time amend or revise the terms of this Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (A) materially increase the benefits accruing, to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan.

     18.2 No amendment, suspension or termination of this Plan shall, without the consent of the holder, alter or impair any rights or obligations under any stock appreciation right theretofore granted under this Plan.

     19. Effective Date of Plan

     This plan shall be deemed effective on April 19, 1996. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any subsidiary or any parent corporation. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, any subsidiary or any parent corporation or (ii) to grant or assume options or other rights otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.


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




                                  APPENDIX III












                                   ACTV, INC.
                             1996 STOCK OPTION PLAN













                          As adopted __________, 1996



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




1. PURPOSE OF PLAN; ADMINISTRATION

     1.1 Purpose.

     The ACTV, Inc. 1996 Stock Option Plan (hereinafter, the "Plan") is hereby established to grant to officers and other employees of ACTV, Inc. ("ACTV") or of its parents or subsidiaries (as defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")), if any (individually and collectively, the Company"), and to non-employee
directors,  consultants  and  advisors  and  other  persons   who   may  perform
significant services for or on behalf of the Company, a favorable opportunity to acquire common stock, $.10 par value ("Common Stock"), of ACTV and, thereby, to create an incentive for such persons to remain in the employ of or provide services to the Company and to contribute to its success.

     The Company may grant under the Plan both incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and stock options that do not qualify for treatment as Incentive Stock Options ("Nonstatutory Options"). Unless expressly provided to the contrary herein, all references herein to "options,' shall include both incentive Stock Options and Nonstatutory Options.

     1.2 Administration.

     The Plan shall be administered by the Board of Directors of ACTV (the "Board"), if each member is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     A majority of the members of the Committee shall constitute a quorum for the purposes of the Plan. Provided a quorum is present, the Committee may take action by affirmative vote or consent of a majority of its members present at a meeting. Meetings may be held telephonically as long as all members are able to hear one another, and a member of the Committee shall be deemed to be present for this purpose if he or she is in simultaneous communication by telephone with the other members who are able to hear one another. In lieu of action at a meeting, the Committee may act by written consent of a majority of its members.

     Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and all Stock Option Agreements (as defined in Section 3.4) entered into pursuant hereto and to define the terms used therein, to prescribe, adopt, amend and rescind rules and regulations relating to the administration

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of the Plan and to make all other determinations  necessary or advisable for the administration of the Plan; provided, however, that the Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper; and, provided, further, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Subject to the express limitations of the Plan, the Committee shall designate the individuals from among the class of persons eligible to participate as provided in Section 1.3 who shall receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All exchanges and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

     1.3 Participation.

     Officers and other employees of the Company, non-employee directors, consultants and advisors and other persons who may perform significant services for or on behalf of the Company shall be eligible for selection to participate in the Plan upon approval by the Committee; provided, however, that only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. An individual who has been granted an option may, if otherwise eligible, be granted additional options if the Committee shall so determine. No person is eligible to participate in the Plan by matter of right; only those eligible persons who are selected by the Committee in its discretion shall participate in the Plan.

     1.4 Stock Subject to the Plan.

     Subject to adjustment as provided in Section 3.5, the stock to be offered under the Plan shall be shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the Plan or any Stock Option Agreement entered into pursuant hereto. The cumulative aggregate number of shares of Common Stock to be issued under the Plan shall not exceed 500,000, subject to adjustment as set forth in Section 3.5.

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     If any option  granted  hereunder  shall expire or termina e for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For purposes of this
Section 1.4, where the exercise price of options is paid by means of the grantee's surrender of previously owned shares of Common Stock, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" for purposes of the Plan.

2. STOCK OPTIONS

     2.1 Option Price.

     The exercise price of each incentive Stock option granted under the Plan shall be determined by the Committee, but shall not be less than 100% of the "Fair Market Value" (as defined below) of Common Stock on the date of grant. If an Incentive Stock Option is granted to an employee who at the time such option is granted owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company, the option exercise price shall be at least 110% of the Fair Market Value of Common Stock on the date of grant. The exercise price of each Nonstatutory Option also shall be determined by the Committee, but shall not be less than 85% of the Fair Market Value of Common Stock on the date of grant. The status of each option granted under the Plan as either an Incentive Stock Option or a Nonstatutory Stock Option shall be determined by the Committee at the time the Committee acts to grant the option, and shall be clearly identified as such in the Stock Option Agreement relating thereto.

     "Fair Market Value" for purposes of the Plan shall mean: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable.

     In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any option granted under the Plan shall be paid in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise; provided, however, that subject to the timing requirements of Section 2.7, in the discretion of the Committee

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



and upon receipt of all regulatory approvals, the person exercising the option may deliver as payment in whole or in part of such exercise price certificates for Common Stock of the Company (duly endorsed or with duly executed stock powers attached), which shall be valued at its Fair Market Value on the day of exercise of the option, or other property deemed appropriate by the Committee; and, provided further, that subject to Section 422 of the Code so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board shall be permitted in the discretion of the Committee. Without limiting the Committee's discretion in this regard, consecutive book entry stock-for-stock exercises of options (or "pyramiding") also are permitted in the Committee's discretion.

     Irrespective of the form of payment, the delivery of shares pursuant to the exercise of an option shall be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all federal, state, and local withholding taxes applicable, in the Company's judgment, to the exercise. In the discretion of the Committee, such payment to the Company may be effected through (i) the Company's withholding from the number of shares of Common Stock that would otherwise be delivered to the optionee by the Company on exercise of the option a number of shares of Common Stock equal in value (as determined by the Fair Market Value of Common Stock on the date of exercise) to the aggregate withholding taxes, (ii) payment by the optionee to the Company of the aggregate withholding taxes in cash, (iii) withholding by the Company from other amounts contemporaneously owed by the Company to the optionee, or (iv) any combination of these three methods, as determined by the Committee in its discretion.

     2.2 Option Period.

     (a) The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option subject thereto expires 30 days following a Termination of Employment for any reason other than death or disability or six months following a Termination of Employment for disability or following an optionee's death.

     (b)  Outside  Date for  Exercise.  Notwithstanding  any  provision  of this
Section 2.2, in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

     2.3 Exercise of Options.

     Each option granted under the Plan shall become exercisable and the total number of shares subject thereto shall be purchasable, in a lump sum or in such installments, which need not be equal, as the Committee shall determine; provided, however, that each option shall become exercisable in full no later than ten years after such option is granted, and each option shall become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted; and provided, further, that if the holder of an option shall not in any given installment period purchase all of the shares which such holder is entitled to purchase in such installment period, such holder's right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in Section 2.5. At any time and from time to time prior to the time when any exercisable option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such option or portion thereof may be exercised in whole or in part; provided, however, that the Committee may, by the terms of the option, require any partial exercise to be with respect to a specified minimum number of shares. No option or installment thereof shall be exercisable except with respect to whole shares. Fractional share interests shall be disregarded, except that they may be accumulated as provided above and except that if such a fractional share interest constitutes the total shares of Common Stock remaining available for purchase under an option at the time of exercise, the optionee shall be entitled to receive on exercise a certified or bank cashier's check in an amount equal to the Fair Market Value of such fractional share of stock.

     2.4 Transferability of Options.

     Except as the Committee may determine as aforesaid, an option granted under the Plan shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code), and shall be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, but without limiting the generality of the immediately preceding sentence, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan and the applicable Stock Option Agreement, and any levy of any attachment or similar process upon an option, shall be null and void, and otherwise without effect, and the Committee may, in its sole discretion, upon the happening of any such event, terminate such option forthwith.

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     2.5 Limitation on Exercise of Incentive Stock Options.

     To the extent that the aggregate Fair Market Value (determined on the date of grant) of the Common Stock with respect to which Incentive Stock Options granted hereunder (together with all other Incentive Stock Option plans of the Company) are exercisable for the first time by an optionee in any calendar year under the Plan exceeds $100,000, such options granted hereunder shall be treated as Nonstatutory Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

     2.6 Disqualifying Dispositions of Incentive Stock Options.

     If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the option holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition shall comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

     2.7 Certain Timing Requirements.

     At the discretion of the Committee, shares of Common Stock issuable to the optionee upon exercise of an option may be used to satisfy the option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to use shares of Common Stock issuable to the optionee upon exercise of the option to pay all or part of the option price or the withholding taxes made at least six months prior to the payment of such option price or withholding taxes.

     2.8 No Effect on Employment.

     Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any optionee any right to continue in the employ of the Company, any Parent Corporation or any subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge any optionee at any time for any reason whatsoever, with or without cause.

     For purposes of the Plan, "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined

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voting  power of all classes of stock in one of the other  corporations  in such chain. For purposes of the Plan, "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. OTHER PROVISIONS

     3.1 Sick Leave and Leaves of Absence.

     Unless otherwise provided in the Stock Option Agreement, and to the extent permitted by Section 422 of the Code, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Company if the period of any such leave does not exceed a period approved by the Company, or, if longer, if the optionee's right to reemployment by the Company is guaranteed either contractually or by statute. A Stock Option Agreement may contain such additional or different provisions with respect to leave of absence as the Committee may approve, either at the time of grant of an option or at a later time.

     3.2 Termination of Employment.

     For purposes of the Plan "Termination of Employment," shall mean the time when the employee-employer relationship between the optionee and the Company, any Subsidiary or any Parent Corporation is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an optionee by the Company, any Subsidiary or any Parent Corporation, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company, a Subsidiary or any Parent Corporation with the former employee. Subject to Section 3.1, the Committee, in its absolute discretion, shall determine the affect of all matters and questions relating to Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section.

     3.3 Issuance of Stock Certificates.

     Upon exercise of an option, the Company shall deliver to the person exercising such option a stock certificate evidencing the shares of Common Stock acquired upon

                                        8

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exercise.  Notwithstanding  the  foregoing,  the Committee in its discretion may require the Company to retain possession of any certificate evidencing stock acquired upon exercise of an option which remains subject to repurchase under the provisions of the Stock Option Agreement or any other agreement signed by the optionee in order to facilitate such repurchase provisions.

     3.4 Terms and Conditions of Options.

     Each option granted under the Plan shall be evidenced by a written Stock Option Agreement ("Stock Option Agreement") between the option holder and the Company providing that the option is subject to the terms and conditions of the Plan and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case.

     3.5 Adjustments Upon Changes in Capitalization; Merger and Consolidation.

     If the outstanding shares of Common Stock are changed into, or exchanged for cash or a different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment shall be made by the Committee in the number and kind of shares as to which options and restricted stock may be granted. in the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

     In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Common Stock, the Committee in its discretion shall make an appropriate and equitable adjustment to the exercise prices of options then outstanding under the Plan.

     Where an adjustment under this Section 3.5 of the type described above is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(b)(3) of the Code.

     In connection with the dissolution or liquidation of ACTV or a partial liquidation involving 50% or more of the assets of ACTV, a reorganization of ACTV in which another entity is the survivor, a merger or reorganization of ACTV under which more

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than 50% of the Common Stock  outstanding  prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines, in its discretion, would materially alter the structure of ACTV or its ownership, the Committee, upon 30 days prior written notice to the option holders, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices, or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option. In the case of a change in corporate control, the Committee may, in considering the advisability or the terms and conditions of any acceleration of the exercisability of any option pursuant to this Section 3.5, take into account the penalties that may result directly or indirectly from such acceleration to either the Company or the option holder, or both, under
Section 280G of the Code, and may decide to limit such acceleration to the extent necessary to avoid or mitigate such penalties or their effects.

     No fractional share of Common Stock shall be issued under the Plan on account of any adjustment under this Section 3.5.

     3.6 Rights of Participants and Beneficiaries.

     The Company shall pay all amounts payable hereunder only to the option holder or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any optionee or his or her beneficiaries, and rights to cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

     3.7 Government Regulations.

     The Plan, and the grant and exercise of options and the issuance and delivery of shares of Common Stock under options granted hereunder, shall be subject to compliance with all applicable federal and state laws, rules and regulations including but not limited to state and federal securities law) and federal margin requirements and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and

                                       10



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



representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     3.8 Amendment and Termination.

     The Board or the Committee may at any time suspend, amend or terminate the Plan and may, with the consent of the option holder, make such modifications of the terms and conditions of such option holder's option as it shall deem advisable, provided, however, that, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the option holder affected thereby, alter or impair any rights or obligations under any option theretofore granted under the Plan. No option way be granted during any period of suspension nor after termination of the Plan, and in no event may any option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

     3.9 Time of Grant And Exercise of Option.

     An option shall be deemed to be exercised when the Secretary of the Company receives written notice from an option holder of such exercise, payment of the purchase price determined pursuant to Section 2.1 of the Plan and set forth in the Stock Option Agreement, and all representations, indemnifications and documents reasonably requested by the Committee.

     3.10 Privileges of Stock Ownership; Non-Distributive Intent; Reports to Option Holders.

     A participant in the Plan shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to the optionee. Upon exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a Registration Statement relating to the Common Stock issuable upon exercise or payment therefor and available for delivery a Prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionee shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof.

     The Company shall furnish to each optionee under the Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

                                       11



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




     3.11 Legending Share Certificates.

     In order to enforce any restrictions imposed upon Common Stock issued upon exercise of an option granted under the Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock, which legend or legends shall make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by applicable laws or regulations. If any restriction with respect to which a legend was placed on any certificate ceases to apply to Common Stock represented by such certificate, the owner of the Common Stock represented by such certificate may require the Company to cause the issuance of a new certificate not bearing the legend.

     Additionally, and not by way of limitation, the Committee may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the requirements of any stock exchange upon which Common Stock is then traded.

     3.12 Use of Proceeds.

     Proceeds realized pursuant to the exercise of options under the Plan shall constitute general funds of the Company.

     3.13 Changes in Capital Structure; No Impediment to Corporate Transactions.

     The existence of outstanding options under the Plan shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business, or any other corporate act, whether similar to the events described above or otherwise.

     3.14 Effective Date of the Plan.

     The Plan shall be effective as of the date of its approval by the stockholders of ACTV within twelve months after the date of the Board's initial adoption of the Plan. Options may be granted but not exercised prior to stockholder approval of the Plan. If any options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board of Directors, such options shall terminate retroactively as of the date they were granted.

                                       12



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




     3.15 Termination.

     The Plan shall terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board or earlier as provided in Section 3.8. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination.

     3.16 No Effect on Other Plans.

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Subsidiary or any Parent Corporation. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, any Subsidiary or any Parent Corporation or (ii) to grant or assume options or other rights otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

                                  *     *     *


                                       13

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

                                  APPENDIX IV

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE COMPANY


ACTV, Inc. (the "Company") was organized to develop and market the ACTV Programming Technology, which permits each viewer to simultaneously experience individualized television programming. Since its inception, the Company has incurred operating losses approximating $30.4 million related directly to the development and marketing of the ACTV Programming Technology.

ACTV's individualized programming is designed to work with both single and multiple channels of 6MHz band-width and with different modes of transmission: cable, direct broadcast satellite ("DBS"), multi-microwave distribution systems ("MMDS"), broadcast systems, distance learning networks and closed circuit televisions systems. It is compatible with commonly available one-way analog systems as well as the newer digital systems that have recently begun to be deployed.

ACTV's strategy is to generate revenues from the sale of ACTV Programming that it either owns, has licensed or that has been created by a third party under a license from ACTV, including fees paid by subscribers to premium cable networks in which the Company has an ownership interest. The Company's mission is to improve the quality of entertainment and education television programming.

The chief markets presently targeted by the Company for the ACTV Programming Technology are in-home entertainment, education (with an emphasis on distance learning), site-based entertainment and Internet applications. The Company seeks to exploit these markets, principally in the U.S., through licensing the Programming Technology, by creating joint venture relationships, and by direct sales.

In March 1988, the Company formed ACTV Entertainment Inc. ("ACTV Entertainment") as an equal shareholder with Le Groupe Videotron ("LGV") of Canada. The Company granted to ACTV Entertainment the exclusive right to use the Company's Programming Technology in the United States DBS, cable, and broadcast television markets.

In June 1993, LGV withdrew from its ownership in ACTV Entertainment, and the Company became the sole shareholder of ACTV Entertainment under the terms of an agreement with a subsidiary of LGV. In exchange for gaining full ownership and control of ACTV Entertainment in the settlement and for the conversion of LGV's exclusive license for Canada and Europe to a non-exclusive license, the Company agreed to give up the license fee revenue it had received from LGV for LGV's use of the Programming Technology in Canada and Europe.

The Company and LGV entered into their original agreement during the infancy of the development of interactive television. LGV had developed its Videoway TV set-top converter, which, among other things, enabled it to provide its subscribers with interactive capacity. The arrangement provided the Company with an outlet for its ACTV Programming while providing LGV with interactive product for its Videoway converter.

As both companies developed, however, their missions began to diverge: LGV wanted to market its Videoway converter in the United States, and was less interested in the actual production of ACTV Programming, while the Company was interested in expanding its production capacity and in making its ACTV Programming available for use with set-top converters manufactured and distributed by others, including other cable and broadcast network operators. The restructuring of the relationship with LGV enabled both companies to focus on their respective goals, in that LGV now has the non-exclusive right to market the Videoway converter in the United States, and the Company has control of ACTV Programming development. See "BUSINESS -- Entertainment -- Reorganization of ACTV Entertainment and the LGV Agreements."

In March 1995, the Company formed The Los Angeles Individualized Television Network, Inc., one of its wholly-owned operating subsidiaries, to operate the Company's individualized television trial in Southern California and, if the trial is successful, the planned regional television network that would target approximately 4.2 million sports subscribers in the region that reaches from Los Angeles to San Diego and Phoenix.

The trial, which marked the introduction of the Company's first U.S. regional individualized network (the "Regional Network"), commenced in the Los Angeles area in May 1995. The trial involves 1,000 cable subscribers and will run throughout most of 1996 and may extend into 1997. The Company believes that the Regional Network is the first programming service in the U.S. to both enhance existing programming and offer new individualized content.

Programming for the Regional Network is being provided to ACTV by Prime Sports - West, currently a unit of Telecommunications, Inc.'s ("TCI") Liberty Media, Liberty Sports division, which has approximately 4.2 million subscribers in the Southwest region of the U.S., Cable News Network, Inc. ("CNN") and the Game Show Network, a subsidiary of Sony Entertainment, Inc. ("Sony"). The cable operator for the Regional Network is Ventura County Cablevision, currently a subsidiary of Western Communications, whose ownership is scheduled to be transferred to TCI in early 1996. TCI and News Corp. have announced a joint venture, which, if completed, would merge Liberty Sports with Fox Sports. See "BUSINESS - Entertainment."

The Company has established four new wholly-owned subsidiaries which would operate additional regional individualized networks covering the San Francisco, Chicago, New York and Atlanta regions in the event that the Company decides to expand and provide similar services to those of the Regional Network in other regions across the U.S. To date, the four new wholly-owned subsidiaries have not engaged in any business activities, nor does the Company have any present intention to launch their activities. The Regional Network, and any expansion plans related thereto, is part of the Company's plan to develop the entertainment division of its business which, to date, does not generate any revenue for the Company.

In January 1995, the Company signed an exclusive license with Greenwich Entertainment Group ("The Greenwich Group") for the use of the Programming Technology in the theater environment, specifically in shopping malls, museums and entertainment centers. The first theater opened in the Mall of America in Minneapolis, Minnesota on November 18, 1995. See "BUSINESS -- Site-Based Entertainment and Internet Applications."

In entertainment, the Company has licensed the Programming Technology to LGV and The Greenwich Group and continues to seek other licensees and joint venture partners both in and outside the United States. The Company is, and will continue to be, dependent upon the ability of licensees and joint venture partners to offer products and services that are commercially viable, and to actively promote and distribute the Programming Technology.

There is no assurance that the Company will be successful in reaching agreements with licensees and joint venture partners, that the Company's strategy of marketing the Programming Technology through its licensees and joint venture partners will be successful, or that the methods which its licensees and joint venture partners choose to market the Programming Technology will be successful. Further, the Company may be adversely affected by the financial and business considerations of its licensees and joint venture partners. Future joint venture and license agreements may provide that the licensees and joint venture partners will receive equity interest in the Company and/or its subsidiaries.

In July 1992, the Company entered into an agreement with a subsidiary of the Washington Post Company (the "Post Company") to form ACTV Interactive, a partnership organized for the purpose of marketing products and services incorporating the Programming Technology to the education marketplace. The subsidiary of the Post Company owned a 51% share.

On March 11, 1994, the Company purchased the Post Company's full 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million promissory note (the "Note"). The principal amount of, and accrued interest due on, the Note was paid in full in October 1995.

Through March 17, 1997 (subject to extension in certain circumstances), the Post Company has the right to purchase from the Company, at a price to be determined, the amount of shares of Common Stock necessary to bring its percentage ownership of the total then outstanding shares of Common Stock to 51%. If such option is exercised, the Post Company will be able to control the affairs of the Company.

The Company believes that channel capacity will not be a significant factor in the distance learning or site-based entertainment market. However, in order to be delivered over cable, MMDS or DBS systems for the in-home entertainment market, the ACTV Programming must compete for channel space on these systems, many of which have limited available channel capacity. Although a simpler form of individualization can be achieved by the Company's using one channel of band-width, the more sophisticated applications of ACTV Programming currently require three to four channels of analog band-width. There is no assurance that cable, MMDS or DBS operators will devote a sufficient number of channels of band-width to the Programming Technology in the future. The Company may be limited in its ability to expand into the in-home entertainment market, unless cable, MMDS and DBS operators continue to upgrade and increase their channel capacity using some form of "compression technology," whereby the digitalization of the information required to produce a television picture reduces the channel capacity required for programming that incorporates the Programming Technology. The compression technologies recently deployed and those currently under development would enable the Company to use the more complex applications of the Programming Technology on one channel of band-width. The Company believes, although there can be no assurance, that the cable, MMDS and DBS industries are, in general, moving in the direction of increasing channel capacity. The costs associated with such compression technology may result in substantial additional costs to cable, MMDS and DBS operators. However, the Company's management cannot currently quantify such additional costs, which may adversely affect the Company's future operations. The Company is continuing its investigation of various compression techniques. See "BUSINESS."

The Company anticipates continued good working relationships with both the Post Company and LGV and believes, although there can be no assurance, that the restructuring of these relationships has put the Company in an improved position with regard to its ability to enter into other strategic alliances and to seek additional financing when required. There can be no assurance, however, that such strategic alliances or additional financing will be available to the Company when desired on terms acceptable to the Company or at all.

For purposes of discussing the combined statements of the Company, its subsidiaries, and ACTV Interactive, all intercompany items have been eliminated.

RESULTS OF OPERATIONS

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1994 AND DECEMBER 31, 1995

During the year ended December 31, 1995, the Company's revenues increased 40%, to $1,311,860, from $938,416 in the year ended December 31, 1994. The increase was the result of higher sales to the education market and to the Company's recognition in the more recent period of the sales of its education subsidiary, ACTV Interactive, during the full year. Prior to the Company's purchase on March 11, 1994 of the Washington Post's 51% interest in this subsidiary, in which the Company previously owned the remaining 49% interest, the results of ACTV Interactive were accounted for under the equity method of accounting. As a result, the sales of ACTV Interactive during the period from January 1, 1994, to March 11, 1994, were not included in the reported revenues of the Company.

Cost of sales in the year ended December 31, 1995, was $334,136, compared to $296,839 in the year ended December 31, 1994. All cost of sales for both years were related to education product sales. The Company's cost of sales as a percentage of sales revenue decreased to 25% in 1995, as compared to 31% in 1994. The decrease during the more recent period was the result of proportionately greater sales of programming, which carries a higher margin, versus equipment.

Total expenses excluding cost of sales and interest expense in the year ended December 31, 1995, increased 46%, to $7,938,748, from $5,437,293 in the comparable period in 1994. A significant factor was the increase in stock appreciation rights expense of over $1 million during the year ended December 31, 1995, due to a higher price of the Company's stock at year end, as well as to certain exercises during 1995. The increase was due also to higher research and development expenses, and to greater selling and administrative and operating costs associated with the May 1995 launch of the Company's network trial in Los Angeles. A third reason for the increase was the Company's recognition in the more recent period, as explained above, of the expenses of ACTV Interactive, which during a portion of 1994 were reported separately.

Direct expenses related to the entertainment market for the fiscal year ended December 31, 1995 were approximately $1.4 million, and direct expenses related to the education market for the fiscal year ended December 31, 1995 were approximately $1.9 million.

Depreciation and amortization expense for the year ended December 31, 1995, increased 54%, to $1,113,278, from $798,559 for the year ended December 31, 1994. This increase was the result of the greater depreciation expense in the more recent period relating to equipment used in the Los Angeles trial and to patents. In addition, the Company's amortization of goodwill arising from the purchase of the Washington Post's interest in ACTV Interactive was higher in 1995 due to its recognition for the full yearly period, as compared to its recognition in 1994 for the period from March 11, 1994 to December 31, 1994.

The Company's interest expense for the year ended December 31, 1995, decreased 57%, to $98,392, compared to $226,671 in the prior year's comparable period. The decrease was due to the repayment of in full of the Company's debt obligations during 1995. Interest income in the year ended December 31, 1995, increased 216%, to $138,510, compared with $43,877 in the year ended December 31, 1994. The increase resulted from higher available cash balances in the more recent period.

For the year ended December 31, 1995, the Company's net loss before extraordinary items was $6,920,906, or $.68 per share, an increase of 35% over the net loss of $5,122,010, or $.65 per share, incurred in the prior year's comparable period. The Company recorded an extraordinary gain of $94,117 in the year ended December 31, 1995 and $656,770 in the year ended December 31, 1994, the result of the extinguishment of certain obligations for value that was less than the amounts recorded on the Company's books for such obligations. Net loss after the extraordinary gain for the year ended

December 31, 1995, was $6,826,789,  or $.67 per share as compared to $4,465,240, or $.57 per share, for the year ended December 31, 1994. The increase in net loss was due to principally to the increased operating, selling and administrative and stock appreciation right expenses noted above during the more recent year.


COMPARISON OF THE YEARS ENDED DECEMBER 31, 1993 AND DECEMBER 31, 1994

During the year ended December 31, 1994, the Company's revenues increased 470%, to $938,416, from $164,602 in the year ended December 31, 1993. The increase was primarily the result of the Company's recognition in the more recent period of the sales of its education subsidiary, ACTV Interactive. Prior to the Company's purchase in March 1994 of the Washington Post's 51% interest in this subsidiary, in which the Company previously owned the remaining 49% interest, the results of ACTV Interactive were accounted for under the equity method of accounting. All of the Company's revenues for the year ended December 31, 1994, were generated by its ACTV Interactive subsidiary through its activities in the entertainment market.

On a pro forma basis, assuming that the Company's results were consolidated with those of ACTV Interactive for the entire year ended December 31, 1994, (see Note
15), revenues increased 16%, to $1,128,472 compared with revenues of $970,498 pro forma in the year ended December 31, 1993. Pro Forma education sales in the year ended December 31, 1994 were $1,128,472, an increase of 34% over pro forma education sales of $842,752 in the comparable period in 1993.

Cost of sales in the year ended December 31, 1994, was $296,839, all of which related to education product sales. The Company recorded no cost of sales for the year ended December 31, 1993, since it was reported separately by ACTV Interactive.

Total expenses excluding cost of sales and interest expense in the year ended December 31, 1994, increased 58%, to $5,437,293, from $3,443,513 in the comparable period in 1993. This increase was partially the result of the Company's recognition in the more recent period, as explained above, of the expenses of ACTV Interactive, which in 1993 were reported separately. On a pro forma basis, total expenses (including cost of sales) before interest expense in the year ended December 31, 1994, increased 10%, to $6,220,578, from $5,674,152 in the year ended December 31, 1993. The increase was due also to higher research and development expenses, and to greater general and administrative costs associated with market and product development for application of the Programming Technology in the distance learning and in-home entertainment markets.

Direct expenses related to the entertainment market for the fiscal year ended December 31, 1994 were approximately $1.4 million, and direct expenses related to the education market for the fiscal year ended December 31, 1994 were approximately $350,000.

Depreciation and amortization expense for the year ended December 31, 1994, increased 48%, to $798,559, from $534,947 for the year ended December 31, 1993. This increase was the result of the Company's amortization of goodwill in the more recent period arising from the purchase of the Washington Post's interest in ACTV Interactive.

The Company's interest expense for the year ended December 31, 1994, decreased 47%, to $226,671, compared to $428,221 in the prior year's comparable period. The decrease was due in part to the elimination of expense related to original issue discount on the $1.5 million convertible note payable to the Washington Post Company. The full principal value of this note, plus all accrued interest, was converted by the Post Company into common shares of ACTV, Inc. in March 1994. Interest expense declined also due to the repayment of certain obligations of the repayment pool, as well as the accrual of interest payable on the repayment pool obligations at lower rats, in reflection of a general decline in interest rates. Interest income in the year ended December 31, 1994, decreased 29%, to $43,877, compared with $56,480 in the year ended December 31, 1993. The decrease resulted from lower available cash balances in the more recent period and lower market rates of interest.

For the year ended December 31, 1994, the Company's net loss before extraordinary items was $5,122,010, or $.65 per share, an increase of 23% over the net loss of $4,156,955, or $.72 per share, incurred in the prior year's comparable period. The Company recorded an extraordinary gain of $656,770 in the year ended December 31, 1994, the result of the extinguishment of certain obligations for value that was less than the amounts recorded on the Company's books for such obligations. Net loss after the extraordinary gain for the year ended December 31, 1994, was $4,465,240, or $.57 per share.

LIQUIDITY AND CAPITAL RESOURCES

Since its inception, the Company (including its operating subsidiaries ACTV Entertainment, ACTV Interactive, Inc., The Los Angeles Individualized Television Network, Inc., and 3D Virtual, Inc.) has not generated revenues sufficient to fund its operations, and has incurred operating losses. Through December 31, 1995, the Company had an accumulated deficit of approximately $30.4 million. The Company's cash position on December 31, 1995, was $3,531,782 compared to $2,479,840 on December 31, 1994.

During the year ended December 31, 1995, the Company used $5,098,477 in cash for its operations, compared with $3,885,852 for the year ended December 31, 1994. The increase in the more recent year was due to higher selling and administrative expenses and to increased operating activity related to the Company's individualized television trial launched in May 1995. The Company met its cash needs in the year ended December 31, 1995, principally from the proceeds of a series of sales of common stock to private investors throughout the first three quarters of the year (aggregating $8.9 million in proceeds). During the year ended December 31, 1995, the Company used cash of $2,247,469 to repay in full both its short-term and long-term notes payable obligations.

The Company met its cash needs in the year ended December 31, 1994, from the remaining proceeds of the redemption of its Redeemable Warrants in May 1993, from the exercise of options by the Post Company and by others (aggregating $1.6 million in proceeds) and from a series of private sales of the Company's Common Stock during the fourth quarter of the year (aggregating $3.0 million in proceeds). During the year ended December 31, 1994, the Company used cash of $136,020 and issued notes for $215,000 to extinguish obligations recorded at an aggregate value of $1,000,666 as of December 31, 1993.

During 1994, the Company raised $1,500,000 in equity from the conversion by the Post Company of its option to purchase 750,000 shares of the Company's Common Stock at $2.00 per share. In a separate transaction, the Company eliminated its convertible note payable obligation to the Post Company, as the Post Company converted the note's full principal and accrued interest of $1,742,667 into 871,334 shares of the Company's Common Stock at $2.00 per share.

With respect to investing activities in the year ended December 31, 1995, the Company used cash of $575,323 related to equipment purchases for the California trial referred to above. In the year ended December 31, 1994, the Company used cash of $2,500,000 to purchase the Post Company's 51% interest in ACTV Interactive and cash of $142,122 related to new patent filings. The Company had only minimal other investing activities in the period.

ACTV  Entertainment,   ACTV  Interactive  and  The  Los  Angeles  Individualized
Television Network, Inc. and 3D Virtual, Inc. are dependent on advances from the Company to meet their obligations.

During the year ended December 31, 1995, the Company advanced approximately $500,000 to ACTV Interactive and $1.7 million to its The Los Angeles Individualized Television Network, Inc. subsidiary. Advances to other subsidiaries were minimal during 1995.

During the year ended December 31, 1994, the Company advanced approximately $350,000 to its ACTV Entertainment subsidiary, and approximately $390,000 to its ACTV Interactive subsidiary. Advances are based upon budgeted expenses and revenues for each respective subsidiary. Adjustments are made during the course of the year based upon the subsidiary's performance versus the projections made in the budget.

The Company's balance sheet as of December 31, 1995, also reflects the accrual of expenses of $566,883 related to the Company's stock appreciation rights plan. As compared to the Company's balance sheet as of December 31, 1994, the Company's balance sheet as of December 31, 1995, reflects a decrease of $25,250 in short-term notes payable relating to repayment of a note, and a decrease in notes payable of $2,325,061, resulting from repayments of principal and interest resulting from a note payable to the Post Company.

The Company believes that it may be required to expend approximately $200,000 in during 1996 to facilitate the completion of current research and development projects. In addition, the Company began work in the fourth quarter of 1995 and the first quarter of 1996 on two new research and development projects relating to its HyperTV Internet product and to firmware for advanced analog and digital set-top converter boxes. The Company has committed approximately $150,000 in expenditures during 1996 for these new projects, but total research and development expenditures in 1996 could be significantly higher.

During the first quarter of 1996, the Company raised approximately $1.9 million from the private sale of shares of the Company's Common Stock.

Management of the Company believes that its current funds, including the $1.9 million raised in the first quarter of 1996, will enable the Company to finance its operations for at least the next twelve month period. However, if the Company's assumptions and beliefs prove to be incorrect, the Company may require additional financing during this period. In the event that the Company does require additional financing, the Company has no agreements, arrangements or understandings to obtain such additional financing.

The Company does not have any material contractual commitments for capital expenditures.

IMPACT OF INFLATION

Inflation has not had any significant effect on the Company's operating costs.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109.

The adoption of this pronouncement did not have a material impact on the financial statements.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 106 AND 112.

The  Company  does  not  have  an  employee   benefit  plan  affected  by  these
pronouncements.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 121.

This statement, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," is effective for fiscal years beginning after December 15, 1995. The Company does not expect the effect on its consolidated financial condition and results of operations from the adoption of this statement to be material.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 ("SFAS NO. 123").

This statement, "Accounting for Stock-Based Compensation," requires adoption of disclosure provisions no later than fiscal years beginning after December 15, 1995. The new standard defines a fair value method of accounting for the issuance of stock options and other equity instruments. Pursuant to SFAS No. 123 companies are encouraged, but not required, to adopt the fair value method of employee stock-based transactions. The Company has not yet determined if it will elect to change to the fair value method, nor has it determined the effect the SFAS No. 123 will have on its operating results, financial position and per share results should it elect to make such a change.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of ACTV, Inc.:

We have audited the accompanying consolidated balance sheets of ACTV, Inc. and subsidiaries ("the Company") as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedule listed in the index at Item 14 (a)(2). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1995 and 1994 and the results of its operations and its cash flows in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
March 28, 1996

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


        ASSETS

                                          DECEMBER 31,     DECEMBER 31,
                                                  1994              1995
                                         -------------     -------------
  Current Assets:
    Cash and cash equivalents.........      $2,479,840        $3,531,782
    Accounts receivable...............         198,353           349,291
    Education equipment inventory.....         146,283           112,218
    Other.............................         114,937            61,011
                                            -----------       -----------
        Total current assets..........       2,939,413         4,054,302
                                            -----------       -----------
    Property and equipment-net........           5,712           416,895
                                            -----------       -----------
    Other Assets:
    Video program inventory...........         644,472           214,824
    Patents and patents pending.......         174,181           268,980
    Goodwill..........................       3,920,304         3,493,932
    Other.............................          49,232           102,195
                                            -----------       -----------
        Total other assets............       4,788,189         4,079,931
                                            -----------       -----------
           Total .....................      $7,733,314        $8,551,128
                                            ===========       ===========

        LIABILITIES AND
        SHAREHOLDERS' EQUITY

Current Liabilities:
    Accounts payable and accrued
        expenses.....................         $660,268        $1,090,392
    Deferred stock appreciation rights         750,192           566,883
    Short-term note payable...........          25,250                --
                                            -----------       -----------
        Total current liabilities.....       1,435,710         1,657,275
Notes payable (related parties).......       2,325,061                --
                                            -----------       -----------
        Total liabilities.............       3,760,771         1,657,275
Shareholders' equity:
    Preferred stock, $.10 par value,
        1,000,000 shares authorized,
        none issued ..................              --                --
    Common stock, $.10 par value,
        17,000,000 shares authorized:
        issued and outstanding 9,019,550
        at December 31, 1994, 11,396,419
        at December 31, 1995..........         901,955         1,139,642
    Additional paid-in capital........      26,608,830        36,686,742
    Notes receivable from stock sales.              --          (567,500)
                                            -----------       -----------
        Total.........................      27,510,785        37,258,884
    Accumulated deficit...............     (23,538,242)      (30,365,031)
                                            -----------       -----------
        Total shareholders' equity....       3,972,543         6,893,853
                                            -----------       -----------
           Total......................      $7,733,314        $8,551,128
                                            ===========       ===========


                 See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS





YEAR ENDED DECEMBER 31,                           1993          1994          1995
                                           -----------   -----------   -----------
Revenues:

  Sales revenues .......................    $     --         $928,640     $1,311,130
  License fees from related party ......       127,746           --              730
  Royalties from related party .........        36,856          9,776           --
                                           -----------    -----------    -----------
     Total revenues ....................       164,602        938,416      1,311,860

  Cost of Sales ........................          --          296,839        334,136
                                           -----------    -----------    -----------
     Gross profit ......................       164,602        641,577        977,724

Expenses:

  Operating expenses ...................       145,344        890,871      1,260,134
  Selling and administrative ...........     1,463,962      4,193,931      4,998,020
  Depreciation and amortization ........       534,947        446,092        686,906
  Amortization of goodwill .............          --          343,467        426,372
  Stock appreciation rights ............     1,299,260       (437,068)       567,316
                                           -----------    -----------    -----------
     Total expenses ....................     3,443,513      5,437,293      7,938,748

Interest (income) ......................       (56,480)       (43,877)      (138,510)
Interest expense-- related parties .....       428,221        226,671         98,392
                                           -----------    -----------    -----------
  Interest expense (income) - net ......       371,741        182,794        (40,118)

Loss before minority interest in equity
  of investee and extraordinary gain ...     3,650,652      4,978,510      6,920,906
Interest in ACTV Interactive ...........      (506,303)      (143,500)          --
                                           -----------    -----------    -----------

Net loss before extraordinary
gain ...................................     4,156,955      5,122,010      6,920,906
Gain on extinguishment of debt and
equipment lease obligations ............          --          656,770         94,117
                                           -----------    -----------    -----------
Net loss ...............................    $4,156,955     $4,465,240     $6,826,789
                                           ===========    ===========    ===========

Loss per common share before
extraordinary gain .....................          $.72           $.65           $.68

Loss per common share after
extraordinary gain .....................          $.72           $.67           $.67

Weighted average number of common shares
outstanding ............................     5,800,134      7,897,278     10,162,128


                     See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FROM JANUARY 1, 1993 TO DECEMBER 31, 1995



                                             Common Stock            Additional
                                       -------------------------     Paid-In
                                          Shares        Amount        Capital          Deficit
                                       ------------  ------------  -------------   --------------
Balances December 31, 1992               4,828,228       $482,823    $15,439,538    $(14,916,047)
Issuance of shares in connection
with exercise of warrant                 1,507,236        150,723      4,466,996            --
Issuance of shares in connection
with exercise of stock options             172,335         17,234        426,291            --
Net loss                                      --             --             --        (4,156,955)
                                        ----------     ----------    -----------    ------------
Balances December 31, 1993               6,507,799       $650,780    $20,332,825    $(19,073,002)
Issuance  of shares  in  connection
with financing                             757,100         75,710      2,892,628            --
Issuance of shares in connection
with exercise of stock options             818,317         81,832      1,564,326            --
Issuance  of shares  in  connection
with conversion of convertible note        871,334         87,133      1,508,051            --
Issuance of shares for services             65,000          6,500        311,000            --
Net loss                                      --             --             --        (4,465,240)
                                        ----------     ----------    -----------    ------------
Balances December 31, 1994               9,019,550       $901,955    $26,608,830    $(23,538,242)
                                        ==========     ==========    ===========    ============
Issuance  of shares  in  connection
with financings                          1,990,293        199,029      8,730,627            --
Issuance of shares in connection
with exercise of stock options             308,247         30,825      1,074,924            --
Issuance of shares for services             78,329          7,833        217,361            --
Net loss                                      --             --             --        (6,826,789)
                                        ----------     ----------   ------------    ------------
Balances December 31, 1995              11,396,419     $1,139,642    $36,631,742    $(30,365,031)
                                        ==========     ==========   ============    ============


                       See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS



YEAR ENDED DECEMBER 31,                        1993          1994           1995
                                       ------------   -----------     ----------
Cash flows from operating activities:
    Net loss ..........................    $4,156,955     $4,465,240     $6,826,789
                                          -----------    -----------    -----------
Adjustments  to  reconcile  net loss to
net cash used in operations:
    Depreciation and amortization .....       534,947        789,558      1,220,873
    Stock appreciation rights .........     1,299,260       (549,068)      (183,309)
    Gain on extinguishment of debt and
        equipment lease obligations ...          --         (656,770)       (94,717)
    Stock issued in lieu of cash
        compensation ..................          --          250,000        563,430
    Reclassification of equipment .....          --            1,151           --
Changes in assets and liabilities:
    Loss from interest in ACTV
        Interactive ...................       506,303        143,500           --
    Accounts receivable ...............      (102,945)       (48,917)      (150,938)
    Other assets ......................        (3,551)        31,765         80,552
    Accounts  payable and accrued
        expenses ......................       142,668        404,733        165,023
    Education equipment inventory .....          --          (13,183)        34,065
    Interest payable ..................       428,000        226,619         93,333
                                          -----------    -----------    -----------
        Net cash used in operating
        activities ....................    (1,352,273)    (3,885,852)    (5,098,477)
                                          -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from exercise of warrants
    and options .......................     5,061,244      1,646,159        122,810
    Proceeds from equity financing ....          --        2,968,338      8,951,859
    Equipment lease repayment .........          --          (65,000)          --
    Discounted note prepayment ........          --             --         (101,458)
    Note repayment ....................          --             --       (2,247,469)
    Repayment pool principal repayment           --          (71,020)          --
                                          -----------    -----------    -----------
Net cash provided by financing
activities ............................     5,061,244      4,478,477      6,725,742
Cash flows from investing activities:
    Cash acquired in acquisition of
        remaining interest in
        affiliate .....................          --          672,160           --

    Cash paid for interest in affiliate          --       (2,500,000)          --
    Investment in patents pending .....          --         (142,122)          --
    Investment in property and
        equipment .....................        (5,828)        (1,686)      (575,323)
                                          -----------    -----------    -----------
Net cash used in investing activities .        (5,828)    (1,971,648)      (575,323)
                                          -----------    -----------    -----------
Net  (decrease)  increase  in cash  and
cash  equivalents .....................     3,703,143     (1,379,023)    (1,051,942)
    Cash and cash equivalents,
    beginning of period ...............       155,720      3,858,863      2,479,840
                                          -----------    -----------    -----------
    Cash and cash equivalents,
    end of period .....................     3,858,863      2,479,840      3,531,782
                                          ===========    ===========    ===========


                     See Notes to Consolidated Financial Statements.
             Supplemental disclosure of cash flow information:  See Note 17

ACTV, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization ACTV, Inc., incorporated July 8, 1983, and its subsidiaries (the "Company" or "ACTV"), were organized to develop and market a proprietary interactive television programming technology (the "Programming Technology"), that permits a viewer to experience instantly responsive television. Since its inception, the Company has been engaged in the development of the Programming Technology, as well as the production of interactive programs ("ACTV Programming") and the marketing and sales of the various products and services incorporating the Programming Technology.

In March 1988, the Company formed ACTV Entertainment, Inc. ("ACTV Entertainment"), formerly ACTV Domestic Corporation, and granted it a license to develop, promote, distribute and market interactive television incorporating the Programming Technology in the United States cable, DBS, and broadcast television markets. On June 8, 1993, the Company became the sole shareholder in ACTV Entertainment under the terms of an agreement with a subsidiary of Le Groupe Videotron, Ltee. ("LGV"). The agreement also provides LGV with a 20-year, non-exclusive, royalty-free license to produce ACTV Programming for a limited number of potential Videoway subscribers in the United States, Canada and certain European countries. The license is limited to the condition that neither LGV nor its sublicensees receive any royalty or other fees with respect to ACTV Programming, except for promotion and direct production expenses paid by LGV. Any royalties from third party programmers will be paid exclusively to ACTV Entertainment. The financial statements consolidate the financial results of ACTV Entertainment with those of the Company. ACTV Entertainment is currently dependent on advances and/or loans from the Company.

On July 14, 1992, the Company entered into an agreement with a subsidiary of The Washington Post Company (the "Post Company") to form ACTV Interactive, a partnership organized for the purpose of marketing products and services incorporating the Company's Programming Technology to the education marketplace. The Company contributed its applicable Programming Technology and the subsidiary of the Post Company contributed $2,500,000 in cash. As a result thereof, the Company recognized an increase of $1,225,000 in its additional paid-in capital representing its pro rata share in the equity of the joint venture. The Company owned, during 1993, through its wholly owned subsidiary ACTV Interactive, Inc. ("Interactive"), formerly ACTV Education, Inc., a 49% interest in ACTV Interactive, and accounted for its investment under the equity method of accounting. Furthermore, under the terms of a worldwide license, the Company received a 5% royalty on sales made by ACTV Interactive. Interactive is currently dependent on advances and/or loans from the Company.

On March 11, 1994, the Company purchased the Post Company's full 51% interest in ACTV Interactive for $2.5 million in cash and a $2 million 8% note due December 31, 1996 (See Note 14). During 1995, in a series of payments, the Company repaid in full this note and all accrued interest thereon.

Principles of Consolidation -- The Company's consolidated financial statements include the balances of its wholly-owned operating subsidiaries, ACTV Entertainment, Interactive, The Los Angeles Individualized Television Network, Inc. and 3D Virtual, Inc. In consolidation, all intercompany account balances are eliminated.

Property and Equipment - Property and equipment are recorded at cost and depreciated on the straight-line method over their estimated useful lives (generally five years). Depreciation expense for the years ended December 31, 1993, 1994 and 1995 aggregated $61,662, $6,207, and $70,790 respectively.

Video Program Inventory - Video program inventory of the Company, which is stated at the lower of cost or net realizable value, consists of capitalized production costs related to programs completed. All video program inventory for items not currently in use has been fully amortized as of December 31, 1995. The Company is amortizing those programs that are still in use over a period of five years, which approximates their estimated useful life. The balances at December 31, 1994, and 1995, are net of accumulated amortization of $2,056,143 and $2,250,908, respectively. No entertainment programs were in production at either December 31, 1994, or 1995, with the exception of live sports and news programs for the Los Angeles trial. The Company envisions that such programming will not be repeated, and, therefore, the cost of its production is expensed on a current basis.

Education Equipment - Education equipment consists of ACTV System 500 interactive terminals, ACTV videocassette recorders, television monitors and computer printers that the Company holds in inventory. This inventory is carried on the Company's books at the lower of cost or market.

Patents and Patents Pending - The cost of patents, which for patents issued represents the consideration paid for the assignment of patent rights to the Company by an employee and for patents pending represents legal costs related directly to such patents pending, is being amortized on a straight-line basis over the estimated economic lives of the respective patents (averaging 10 years), which is less than the statutory life of each patent. The balances at December 31, 1994, and 1995, are net of accumulated amortization of $85,969 and $101,170, respectively.

Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition - Sales are primarily recorded as products are shipped and services are rendered, using the completed contract method of accounting.

Research and Development - Research and development costs, which represent primarily refinements to the Programming Technology, were $171,802 for the year ended December 31, 1993, $465,740 for the year ended December 31, 1994 and $616,455 for the year ended December 31, 1995.

Loss per Common Share - Loss per common share equals net loss divided by the weighted average number of shares of Common Stock outstanding during the period.

Reclassifications - Certain reclassifications have been made in the December 31, 1993, and 1994, financial statements to conform to the December 31, 1995, presentation.

Intangibles - The excess of the purchase cost over the fair value of net assets acquired in an acquisition (goodwill) is being amortized on a straight-line basis over a period of 10 years. On a quarterly basis, the Company evaluates the realizability of goodwill based upon the expected undiscounted cash flows of the acquired business. Impairments, if any, will be recognized through a charge to operation in the period in which the impairment is deemed to exist. Based on such analysis, the Company does not believe that goodwill has been impaired.

2.    NATURE OF OPERATIONS

ACTV, Inc. generates revenues from the sale of individualized ACTV Programming that it either owns, has licensed or that has been created by a third party under a license from ACTV, including fees paid by subscribers to premium cable networks in which the Company has an ownership interest. Currently, the principal markets for the Company's products are education and in-home entertainment within the United States and Canada. Education programming and related equipment is sold to schools, colleges, and private education networks. In-home entertainment programming will be sold to the end user through cable television systems, or through other providers of television programming to home viewers, e.g., satellite, telephone company fiber networks, etc. No single client accounted for more than 10% of the Company's revenues during the year ended December 31, 1995, except for Georgia Public Television, which accounted for approximately 11% of total 1995 revenue.

3.    ESTIMATES USED IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of the Company's financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1995 and the reported amounts of revenues and expenses during the year ended December 31, 1995. Actual results could differ from these estimates.

4.    PROPERTY AND EQUIPMENT - NET

Property and equipment - net at December 31, 1994, and 1995, consisted of the following (at cost):

                                           1994              1995
                                           ----              ----
Machinery and equipment                $815,949          $477,213
Office furniture and fixtures           189,515            10,472
                                      ---------          --------

Total                                 1,005,464           487,685


Less accumulated depreciation           999,752            70,790
                                      ---------          --------
Total                                    $5,712          $416,895
                                      =========          ========

5.    RESTRUCTURING AND REFINANCING

On June 11, 1985, the Company entered into a Refinancing and Restructuring Agreement (the "Plan") providing for the termination of prior agreements relating to the formation of ACTV, Inc. The Plan also stated that any amounts owing by the Company to related parties and other creditors at the date of the agreement were the responsibility of the Company. Such amounts were to be repayable solely from the "Repayment Pool", which was defined as ten percent of "available cash flow" in excess of $1,000,000 generated by the Company in any given calendar year. Available cash flow was defined as the excess of gross revenues (excluding financing proceeds) over certain cash expenditures.

At December 31, 1993 total obligations repayable solely from the Repayment Pool aggregated $709,794.

During 1994, the Company, in separate transactions concluded with all holders of Repayment Pool obligations, settled all outstanding liabilities related to the Repayment Pool. Average consideration paid by the Company in such settlement transactions was approximately 17% of face value. For the year ended December 31, 1994, the Company recognized an extraordinary gain of $620,898 related to the Repayment Pool settlement transactions.

6.    RELATED PARTY TRANSACTIONS

Equipment  Lease  Payable - On January 12,  1984,  the Company  entered  into an equipment  lease  agreement  with a  related  party  (a  former  employee of the
Company). Under the terms of this operating lease, the Company was required to make base rental payments of $8,814 per month for five years. In April of 1986, rental payments were discontinued. All unpaid rentals from April 1986 through December 31, 1988, were accrued as current liabilities in the financial statements for the year ended December 31, 1993, due to the fact that the rental payments may have been paid by a third party, a former officer of the Company, who instituted litigation against the Company to seek reimbursement.

During 1994, the Company settled this dispute by paying $65,000 in cash and by issuing a promissory note in the amount of $190,000 to the complainant. For the year ended December 31, 1994, the Company recognized an extraordinary gain of $35,872 related to this settlement.

Other - Interest expense on amounts due to related parties for the years ended December 31, 1993, 1994 and 1995 aggregated $20,000, and $0, and $0 , respectively.

7.    FINANCING ACTIVITIES

During 1995, the Company raised approximately $8.9 million from a series of private sales of shares of the Company's common stock totaling 1,990,293 shares. During the first quarter of 1996, the Company raised approximately $1.9 million from private sales of shares of the Company's common stock totaling 450,000 shares.

In March 1992, the Company issued to the Post Company $1,500,000 aggregate principal amount of units represented by an 8% convertible note (the "Convertible Note") and 720,000 shares of the Company's common stock (the "Common Stock"). Also in March 1992, the Post Company acquired pursuant to an option agreement (the "Option Agreement") an option to purchase up to 750,000 shares of Common Stock at either $2.00 or $2.50 per share, depending on the date of exercise. Both the conversion of the Convertible Note and the exercise of the option were dependent upon the occurrence of certain events. The Convertible Note required that 25% of the outstanding balance be retired by March 17, 1994, and the remaining outstanding balance be retired in three semi-annual installments. The Company recorded the fair market value of the common shares issued ($720,000) as original issue discount, and had been amortizing this amount over the life of the Notes. The Convertible Note was secured by a security interest as described in Note 14.

In connection with the Option Agreement, the Post Company also received the right to purchase from the Company at a fair market exercise price to be determined an amount of shares of Common Stock necessary to increase the Post Company's percentage ownership of the total then outstanding shares of Common Stock to 51%. Such right is exercisable through March 17, 1997, subject to extension in certain circumstances. Until March 17, 1995, the Post Company agreed not to acquire more than 40% of the Company unless certain events occurred, such as a tender offer, a proxy contest, or the acquisition by a third party of in excess of 15% of the Company's common stock, as set forth in a standstill agreement between the Company and the Post Company.

In March 1994, the Post Company exercised its option to purchase 750,000 shares at $2.00 per share, and converted the Convertible Note's principal, plus accrued interest of $241,000, into 871,334 shares of the Common Stock. (See Note 15.)

During 1995, the Company repaid in full principal and interest relating to a $2 million note issued in March 1994 pursuant to the Company's purchase of the Post Company's 51% interest in ACTV Interactive (See Note 15.) Upon repayment of this obligation, the security interest described in Note 14 was canceled.

In May 1993, the Company completed the redemption of its outstanding Redeemable Warrants. The Company received approximately $4.5 million from the warrant exercise to purchase approximately 1.5 million shares of Common Stock.

Management of the Company believes that its current funds, including the $1.9 million raised in the first quarter of 1996, will enable the Company to finance its operations for at least the next twelve month period. However, if the Company's assumptions and beliefs prove to be incorrect, the Company may require additional financing during this period. In the event that the Company does require additional financing, the Company has no agreements, arrangements or understandings to obtain such additional financing.

8.    SHAREHOLDERS' EQUITY

Common Stock At December 31, 1995, the Company was authorized to issue 17,000,000 shares of Common Stock, of which 11,396,419 were issued and outstanding.

At December 31, 1995, the Company had reserved shares of Common Stock for issuance as follows:


1989 Qualified Stock Option Plan                       59,000
1989 Non-Qualified Stock Option Plan                   56,500
Options granted outside of formal plans             2,526,582
                                                    ---------

  Total                                             2,642,082

Preferred Stock At December 31, 1995, the Company was authorized to issue 1,000,000 shares of Preferred Stock, par value $0.10 per share, designated as Series A Convertible Preferred Stock (666,667 shares) and Series B Convertible Preferred Stock (333,333 shares). No shares of Preferred Stock are issued and outstanding.

Underwriter Warrants In April 1993, the Company and the underwriter of the Company's initial public offering of May 1990 (the "Underwriter") executed an agreement pursuant to which the Underwriter will provide financial advisory and investment banking services to the Company for two years, and the Company issued to the Underwriter warrants to purchase 100,000 shares of Common Stock at $5.50 per share, exercisable at any time through December 31, 1995. On the date of issuance of these warrants, the market price of the Company's common shares was greater than the warrant exercise price. The Underwriter warrants expired unexercised on December 31, 1995.

9.    STOCK OPTIONS

During 1989, the Board of Directors approved an Employee Incentive Stock Option Plan (the "Employee Plan"). The Employee Plan provides for the granting of up to 100,000 options to purchase Common Stock to key employees. The Employee Plan stipulates that the option price be not less than fair market value on the date of grant. Options granted will have an expiration date not to exceed ten years from the date of grant. At December 31, 1995, 100,000 options had been granted under this plan, of which 41,000 had been exercised.

In addition, in August 1989, the Board of Directors approved a Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), to be administered by the Board or a committee appointed by the Board. The Non-Qualified Plan provides for the granting of up to 100,000 options to purchase shares of Common Stock to employees, officers, directors, consultants and independent contractors. The Non-Qualified Plan stipulates that the option price be not less than fair market value at the date of grant, or such other price as the Board may determine. Options granted under this Plan shall expire on a date determined by the committee but in no event later than three months after the termination of employment or retainer. At December 31, 1995, 100,000 options had been granted under this plan, of which 43,500 had been exercised.

At December 31, 1995, the Company had options outstanding that were issued to Directors, certain employees and consultants for the purchase of 2,526,582 shares of Common Stock . The prices of these options range from $1.03 to $5.50 per share; they have expiration dates in the years 1996 through 2002. The options granted are not part of the Employee Incentive Stock Option Plan or the Non-Qualified Stock Option Plan discussed above.

A summary of stock option transactions is as follows:

                                         December 31,      December 31,
                                                 1994              1995
                                        -------------      ------------
Options  outstanding, beginning
of period                                    1,442,934         1,654,104
Options granted to employee pursuant
to 1989 agreement                                    0           100,087

Options granted outside of formal plans        376,500         1,606,000
Options exercised                              (68,316)         (278,333)
Options canceled                               (97,014)         (439,776)
                                        ---------------   ---------------
Options outstanding, end of period           1,654,104         2,642,082
                                        ===============   ===============

Options exercisable, end of period           1,064,254         1,059,082
Price range of outstanding options,
  end of period                         $1.03 to $8.19    $1.03 to $5.50


10.   STOCK APPRECIATION RIGHTS PLAN

The Company's 1992 Stock Appreciation Rights Plan ("SAR Plan") was approved by the Company's stockholders in December 1992. Subject to adjustment as set forth in the SAR Plan, the aggregate number of Stock Appreciation Rights ("SARs") that may be granted shall not exceed 900,000. The SAR Plan is administered by the Stock Appreciation Rights Committee (the "SAR Committee").

SARs may not be exercised until the expiration of six months from the date of grant, but in no event were exercisable earlier than May 1, 1994. If a holder of a SAR ceases to be an employee, director or consultant of the Company or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. SARs are not transferable except by will or under the laws of descent and distribution.

Upon exercise of a SAR, the holder will receive for each share for which a SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of the Company's Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of a SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

Under the Company's SAR Plan, as of December 31, 1995, the Company has granted 874,000 SARs to nine employees that have exercise prices from $1.50 to $3.50. The SARs expire between 2002 and 2004. One-fifth of the total SARs granted to each recipient vest at the end of each 12-month period following the date of grant. During 1995, a total of 201,000 SARs were exercised.

11.   INCOME TAXES

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", effective January 1, 1993. There was no cumulative effect of adopting SFAS No. 109 on the Company's financial statements. The Company previously reported taxes under the guidance of APB Opinion No. 11, "Accounting for Income Taxes."

Deferred income taxes reflect the net tax effects at an effective tax rate of 35.33% of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1994, and December 31, 1995, are as follows:


                                                               1994           1995
                                                               ----           ----
Deferred tax assets:
     Operating loss carryforwards                           $8,225,157     $10,192,638
     Differences between book and tax basis of property        246,539          86,029
                                                          ------------    ------------
                                                             8,471,696      10,278,667
Deferred tax liabilities:
     Differences between book and tax basis of property       (170,010)       (261,193)
                                                          ------------    ------------
                                                             8,301,686      10,017,474

Valuation Allowance                                         (8,301,686)    (10,017,474)
                                                          ------------    ------------
Net deferred tax asset                                      $        0     $         0
                                                          ============    ============


The increase in the valuation allowance for the year ended December 31, 1995, was approximately $1,716,000. There was no provision or benefit for federal income taxes as a result of the net operating loss in the current year.

At December 31, 1995, the Company has federal net operating loss carryovers of approximately $28.8 million. These carryovers may be subject to certain limitations and will expire between the years 1998 and 2009.


12.   COMMITMENTS

At December 31, 1995, future aggregate minimum lease commitments under non-cancelable operating leases, which expire in 1999 and 2001, were approximately $562,671. The leases contain customary escalation clauses, based principally on real estate taxes. Rent expense related to these leases for the years ended December 31, 1993, 1994 and 1995 aggregated $97,584, $169,457, and $176,264 respectively. The Company has employment agreements with certain key employees. These agreements extend for a period of a maximum of five years and contain non-competition provisions which extend two years after termination of employment with the Company. At December 31, 1995, the Company is committed to expend a total of approximately $1.5 million under these agreements.

13.   CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and receivables. The Company attempts to mitigate cash investment risks by placing such investments in insured depository accounts and with financial institutions that have high credit ratings. Concentrations of risk with respect to trade receivables exist because of the relatively few companies or other organizations (primarily educational or government bodies) with which the Company currently does business. The Company attempts to limit these risks by closely monitoring the credit of those to whom it is contemplating providing its products, and continuing such credit monitoring activities and other collection activities throughout the payment period. In certain instances, the Company further minimizes concentrations of credit risks by requiring partial advance payments for the products provided.

14.   PURCHASE OF REMAINING INTEREST IN SUBSIDIARY

On March 11, 1994, the Company purchased the Post Company's full 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million note due December 31, 1996, (the "New Note"). The New Note accrued interest at 8%, and specified required prepayments from net proceeds in excess of an aggregate $5 million received by the Company in the event of subsequent debt or equity financing. The principal of the New Note was secured by certain collateral pursuant to a security agreement, through which the Post Company acquired (a) a security interest in and lien, second in priority, with respect to the collateral as to which the Company has granted a first priority security interest pursuant to the Termination Agreement and (b) a security interest in and lien, first in priority, with respect to any existing United States patents and pending applications. During 1995, the Company repaid in full principal and interest relating to the New Note. Upon repayment of this obligation, the security interest described above was canceled.

15.     CONVERSION OF OPTIONS AND CONVERTIBLE NOTE

On March 15, 1994, the unpaid principal and accrued and unpaid interest on the $1,500,000 Convertible Note were converted into 871,334 shares of Common Stock of the Company at $2.00 per share.

On March 15, 1994, the Post Company exercised its option to purchase an additional 750,000 shares of the Company's Common Stock at $2.00 per share, receiving 750,000 shares at $2.00 per share.

16.   UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEARS
      ENDED DECEMBER 31, 1993, AND DECEMBER 31, 1994

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1994, has been prepared to reflect the financial effects of the event described in Note 14, as if it had occurred on January 1, 1994. This statement consolidates the results of the Company and ACTV Interactive, for the year ended December 31, 1994, with the following adjustments: inclusion of revenues and expenses of ACTV Interactive from January 1, 1994, to March 11, 1994; elimination of intercompany sales and royalty expense; and elimination of the Company's loss for its interest in ACTV Interactive under the equity method of accounting.

The Company's pro forma statement of operations for the years ended December 31, 1993, and December 31, 1994, prepared as indicated above but assuming that the events described in Note 14 and Note 15 occurred January 1, 1993, are as follows:

                                                     1993         1994
                                                     ----         ----
Revenues                                           $970,498    $1,128,472
Cost of sales                                       237,683       364,119
Operating expenses                                  639,781       983,971
General and administrative expenses               2,603,736     4,519,997
Depreciation and amortization                       893,692       789,559
Stock appreciation rights                         1,299,260      (437,068)
Net interest expense                                 91,014       179,262
                                                -----------   -----------
Net loss before extraordinary gain               $4,794,668    $5,271,368
Gain on extinguishment of certain obligations          --         656,770
                                                -----------   -----------
Net loss                                         $4,794,668    $4,614,598
                                                ===========   ===========
Loss per share before extraordinary gain               $.65          $.67
Loss per share after extraordinary gain                $.65          $.58

17.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

The consolidated balance sheet at December 31, 1994, reflects non-cash activity during the year ended December 31, 1994, that relates to the Company's purchase on March 11, 1994 of the Washington Post Company's 51% interest in ACTV
Interactive: issuance of note payable of $2,000,000, and the acquisition of net assets other than cash of $118,485. This net asset amount is comprised of current assets of $238,560, fixed assets of $5,176, inventory of $133,101 and current liabilities of $258,352. In addition, in a separate non-cash transaction, the Post Company's convertible note payable was converted to common stock and additional paid in capital (net of original issue discount of $147,484) of $1,595,183. The consolidated balance sheet at December 31, 1994, also reflects non-cash activity during the year ended December 31, 1994, that relates: (i) to the extinguishment of the Company's equipment lease obligation to a related party: issuance of note payable of $190,000; (ii) to the extinguishment of a portion of the Company's contingent Repayment Pool obligation: issuance of note payable of $25,000; and (iii) to the issuance of common stock in exchange for services to be rendered: increase in common stock and additional paid in capital of $67,500 and increase in prepaid expense of $67,500.

The consolidated balance sheet at December 31, 1995, reflects non-cash activity during the year ended December 31, 1995, that relates to the acquisition of a patent: a credit to shareholders' equity of $110,000 for options issued but not yet vested at a price below the prevailing market price on the date of issuance. In addition, the consolidated balance sheet at December 31, 1995, reflects non-cash activity during the year ended December 31, 1995, relating to non-recourse loans made by the Company to certain employees in August 1995 to purchase the Company's Common Stock by exercising options: a debit to shareholders' equity of $567,500. The due dates of the non-recourse loans correspond with the respective expiration dates of the options exercised.

The Company made no cash payments of interest or income taxes during the years ended December 31, 1994 and 1995.

          GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF ACTV, INC.

     The undersigned hereby appoints William C. Samuels, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ACTV, Inc., to be held at ACTV, Inc., 1270 Avenue of the Americas, New York, New York on June 20, 1996 at 9:30 a.m. and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated May , 1996 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of ACTV, Inc.'s Board of Directors.

1. To approve an amendment to the Company's By-Laws to provide for the election of directors to staggered terms.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. To elect directors to hold office for initial terms of one, two or three years, or in the event Proposal No. 1 is not approved, then for a term of one year.


                William C. Samuels, William A. Frank, David Reese
                 Steven N. Schuster, Bruce Crowley, Richard Hyman


                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

    INSTRUCTION:  To withhold  authority to vote for any individual,  write that nominee's name in the space provided below:


- --------------------------------------------------------------------------------

3.  To  approve  an  amendment  to  the  Company's   Restated   Certificate   of
    Incorporation which would increase the authorized shares of the Company's Common Stock to 35,000,000.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4.  To adopt the Company's 1996 Stock Appreciation Rights Plan.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5.  To adopt the Company's 1996 Stock Option Plan.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

6. To ratify the appointment of Deloitte & Touche, LLP as the Company independent certified public accountants.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

7. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


- --------------------------------------------------------------------------------
                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.


                                       Date:  ____________________________, 1996


                                       _________________________________________
                                              (Print name of Stockholder)


                                       _________________________________________
                                              (Print name of Stockholder)


                                       _________________________________________
                                                     Signature


                                       _________________________________________
                                                     Signature

                                       Number of Shares ________________________
                                       Note: Please sign exactly as name appears
                                       in the  Company's  records.  Joint owners
                                       should   each  sign.   When   signing  as
                                       attorney, executor or trustee, please give title as such.


                      STATEMENT OF DIFFERENCES

            The section mark shall be expressed as 'ss'.